Exhibit 4.1

EXECUTION VERSION

WEATHERFORD INTERNATIONAL LTD., as the Company

WEATHERFORD INTERNATIONAL PLC and WEATHERFORD INTERNATIONAL, LLC, as Guarantors

NINTH SUPPLEMENTAL INDENTURE

Dated as of June 7, 2016

to

INDENTURE

Dated as of October 1, 2003

Related to 5.875% Exchangeable Senior Notes due 2021

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

TABLE OF CONTENTS

ARTICLE 1

DEFINITIONS

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EXHIBIT

Exhibit A	Form of Note	A-1

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Ninth Supplemental Indenture dated as of June 7, 2016 (this “Supplemental Indenture”) among WEATHERFORD INTERNATIONAL LTD., a Bermuda exempted company (the “Company,” as more fully set forth in Section 1.01), WEATHERFORD INTERNATIONAL PLC, an Irish public limited company (the “Parent”), and WEATHERFORD INTERNATIONAL, LLC, a Delaware limited liability company (together with the Parent, the “Guarantors”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, a national banking association, as trustee (the “Trustee,” as more fully set forth in Section 1.01) supplementing the Base Indenture (as defined below).

W I T N E S S E T H:

WHEREAS, the Company, Weatherford International, Inc. and the Trustee executed and delivered an Indenture, dated as of October 1, 2003 (the “Base Indenture,” and, as heretofore supplemented and as further supplemented or amended with respect to the Notes (as defined herein), including as supplemented or amended hereby, the “Indenture”), to provide for the issuance by the Company from time to time of Securities; and

WHEREAS, Section 2.1, Section 3.1 and Section 9.1(8) of the Base Indenture provide that the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture, without the consent of any Holders (as defined in the Base Indenture), to, among other things, establish the form and terms and conditions of, and issue, Securities of any series as permitted by the Base Indenture; and

WHEREAS, the Company has duly authorized the issuance of its 5.875% Exchangeable Senior Notes due 2021 (the “Notes”), initially in an aggregate principal amount not to exceed one billion two hundred sixty five million dollars ($1,265,000,000), and, in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Supplemental Indenture.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company and the Guarantors covenant and agree with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Section 1.01 shall have the respective meanings assigned to them in this Section 1.01 and include the plural as well as the singular and, to the extent applicable, supersede the definitions thereof in the Base Indenture;

(b) all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture; and

(c) the words “herein,” “hereof” and “hereunder” and other words of similar import (i) when used with regard to any specified Article, Section or subdivision, refer to such Article, Section or subdivision of this Supplemental Indenture and (ii) otherwise, refer to this Supplemental Indenture as a whole and not to any particular Article, Section or subdivision.

“Additional Amounts” shall have the meaning specified in Section 4.03.

“Additional Shares” shall have the meaning specified in Section 8.03(a).

“Agent” means any Security Registrar, Paying Agent, Notice Agent, Exchange Agent or Bid Solicitation Agent.

“Applicable Law” shall have the meaning specified in Section 12.11.

“Applicable Taxes” shall have the meaning specified in Section 4.03.

“Authorized Denomination” means, with respect to a Note, a principal amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof.

“Averaging Period” shall have the meaning specified in Section 8.04(e).

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Base Indenture” shall have the meaning specified in the first paragraph of the recitals of this Supplemental Indenture.

“Bid Solicitation Agent” means the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 8.01(b)(ii). The Company shall act as the initial Bid Solicitation Agent but may appoint any other Person to act as Bid Solicitation Agent without prior notice.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is, or banks in a place of payment are, authorized or required by law or executive order to close or be closed.

“Cash Settlement” shall have the meaning specified in Section 8.02(a).

“Close of Business” means 5:00 p.m. (New York City time).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Combination Settlement” shall have the meaning specified in Section 8.02(a).

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” shall have the meaning specified in the first paragraph of this Supplemental Indenture, and subject to Article 7, shall include its successors and assigns.

“Corporate Trust Office” means, with respect to the Notes, the office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 60 Wall Street, MS NYC60-1630, New York, New York 10005, Attn: Corporates Team - Weatherford International or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Daily Exchange Value” means, with respect to any VWAP Trading Day, one-fortieth (1/40th) of the product of (1) the Exchange Rate on such VWAP Trading Day and (2) the Daily VWAP per Ordinary Share on such VWAP Trading Day.

“Daily Maximum Cash Amount” means, with respect to any Exchange of Notes. the quotient obtained by dividing (a) the applicable Specified Dollar Amount (if any), by (b) forty (40).

“Daily Settlement Amount,” means, with respect to any VWAP Trading Day:

(a) cash in an amount equal to the lesser of (i) the Daily Maximum Cash Amount and (ii) the Daily Exchange Value on such VWAP Trading Day; and

(b) if such Daily Exchange Value exceeds such Daily Maximum Cash Amount, a number of Ordinary Shares equal to the quotient obtained by dividing (i) the excess of such Daily Exchange Value over such Daily Maximum Cash Amount by (ii) the Daily VWAP for such VWAP Trading Day.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Ordinary Shares as displayed under the heading “Bloomberg VWAP” on Bloomberg page “WFT <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one (1) share of the Company’s Ordinary Shares on such VWAP Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company, which may include any of the underwriters). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Default Settlement Method” means Combination Settlement with a Specified Dollar Amount of $1,000 per $1,000 principal amount of Notes; provided, however, that the Company may, from time to time, change the Default Settlement Method by sending notice of the new Default Settlement Method to the Holders, the Trustee and the Exchange Agent.

“Depositary Procedures” means, with respect to any exchange, transfer, exchange or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary applicable to such transfer, exchange or transaction.

“Distributed Property” shall have the meaning specified in Section 8.04(c).

“Effective Date” means the first date on which Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share subdivision or share consolidation, as applicable.

“Exchange Act” means the Securities Exchange Act of 1935, as amended, and the rules and regulations promulgated thereunder.

“Event of Default” shall have the meaning specified in Section 5.02.

“Exchange Agent” means the office or agency maintained by the Company where the Notes may be surrendered for exchange. The Trustee shall act as the initial Exchange Agent.

“Exchange Consideration” has the meaning specified in Section 8.02(b).

“Exchange Date” shall have the meaning specified in Section 8.02(d).

“Exchange Obligation” shall have the meaning specified in Section 8.01(a).

“Exchange Price” means as of any time, $1,000, divided by the Exchange Rate as of such time.

“Exchange Rate” shall have the meaning specified in Section 8.01(a).

“Exchange Settlement Date” means the date the Company is required to deliver the Exchange Consideration due upon the exchange of a Note.

“Ex-Dividend Date” means the first date on which Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Parent or, if applicable, from the seller of Ordinary Shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Expiration Date” shall have the meaning specified in Section 8.04(e).

“Expiration Time” shall have the meaning specified in Section 8.04(e).

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a) the Ordinary Shares or other common equity securities into which the Notes are exchangeable cease to be listed for trading on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

(b) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Parent, the Company or their respective Wholly Owned Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Parent’s Common Equity representing more than fifty percent (50%) of the voting power of the Parent’s Common Equity;

(c) the consummation of (i) any sale, lease or other transfer of the consolidated assets of the Parent’s and the Parent’s subsidiaries, substantially as an entirety, to any Person (other than the Company); or (ii) any transaction or series of related transactions in connection with which (whether by means of a liquidation, share exchange, tender offer, consolidation, recapitalization, reclassification, amalgamation or merger of the Parent or otherwise) all or substantially all of the Ordinary Shares are exchanged for, converted into or constitute solely the right to receive cash, other securities or other property, except that a transaction or event described in this clause (ii) pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined above) all classes of the Parent’s Common Equity immediately before such transaction directly or indirectly “beneficially own” (as defined above), immediately after such transaction or event, more than 50% of all classes of Common Equity of the surviving, continuing or acquiring company or other transferee (or the parent thereof) in substantially the same proportions vis-à-vis each other as immediately before such transaction or event will be deemed not to be a fundamental change pursuant to this clause (c); or

(d) the stockholders of the Parent approve any plan or proposal for the liquidation or dissolution of the Parent;

provided, however, that a transaction or transactions described in clause (a) or (b) above shall not constitute a Fundamental Change, if at least ninety percent (90%) of the consideration received or to be received by the holders of Ordinary Shares (excluding cash payments for fractional shares or pursuant to dissenter’s rights) in connection with such transaction or transactions consists of shares of common equity listed (or depositary receipts representing shares of common equity, which depositary receipts are listed) on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or when issued or exchanged in connection with such transaction or transactions, and such transaction or event constitutes an Ordinary Share Change Event whose Reference Property consists of such consideration.

“Fundamental Change Repurchase Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Repurchase Upon Fundamental Change.

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 9.01(d).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any Note upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 9.01(b).

“Fundamental Change Repurchase Right” shall have the meaning specified in Section 9.01(a).

“Global Note” means any Note that is a Global Security.

“Guarantee” means the guarantee by each Guarantor of the Company’s obligations under the Indenture and the Notes pursuant to Article 11.

“Guaranteed Obligations” shall have the meaning specified in Section 11.02(a).

“Guarantor” means the Persons named as such in the first paragraph of this Supplemental Indenture and, subject to Article 7, successors and assigns of such Persons. For the avoidance of doubt, the Guarantors (as defined herein) will, subject to Article 7, be the sole “Guarantors” (as defined in the Base Indenture) for purposes of the Notes.

“Holder,” as used in this Supplemental Indenture, means any Person in whose name at the time a particular Note is registered in the books of the Registrar.

“Indenture” shall have the meaning specified in the first paragraph of the recitals of this Supplemental Indenture.

“Interest Payment Date” means each July 1 and January 1 of each year, beginning on January 1, 2017.

“Last Reported Sale Price” of the Ordinary Shares on any Trading Day means the closing sale price per share (or if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Ordinary Shares are traded. If the Ordinary Shares are not listed for trading on a U.S. national or regional securities exchange on the relevant Trading Day, the “Last Reported Sale Price” will be the last quoted bid price for the Ordinary Shares in the over-the-counter market on such Trading Day as reported by OTC Markets Group Inc. or a similar organization. If the Ordinary Shares are not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and last ask prices for the Ordinary Shares on such Trading Day from a nationally recognized independent investment banking firm selected by the Company for this purpose, which may include one of the underwriters. Any such determination will be conclusive absent manifest error.

“Make-Whole Fundamental Change” means (x) a Fundamental Change (determined after giving effect to the proviso immediately after clause (d) of the definition thereof, but without regard to the exclusion in clause (c) of the definition thereof) or (y) the Company providing a Redemption Notice pursuant to Section 10.03.

“Make-Whole Fundamental Change Effective Date” means (a) with respect to a Make-Whole Fundamental Change pursuant to clause (x) of the definition thereof, the date on which such Make-Whole Fundamental Change occurs or becomes effective; and (b) with respect to a Make-Whole Fundamental Change pursuant to clause (y) of the definition thereof, the applicable Redemption Notice Date.

“Make-Whole Fundamental Change Exchange Period” means:

(a) in the case of a Make-Whole Fundamental Change pursuant to clause (x) of the definition thereof, the period from, and including, the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change to, and including, the thirty fifth (35th) Trading Day after such Make-Whole Fundamental Change Effective Date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change, to, but excluding, the related Fundamental Change Repurchase Date); and

(b) in the case of a Make-Whole Fundamental Change pursuant to clause y) of the definition thereof, the period from, and including, the Redemption Notice Date for the related Redemption to, and including, the Business Day immediately before the related Redemption Date.

“Market Disruption Event” means, if the Ordinary Shares are listed for trading on the New York Stock Exchange, or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Ordinary Shares or in any options, contracts or futures contracts relating to the Ordinary Shares.

“Maturity Date” means July 1, 2021.

“Measurement Period” shall have the meaning specified in Section 8.01(b)(ii).

“Notes” shall have the meaning specified in the third paragraph of the recitals of this Supplemental Indenture.

“Notice of Exchange” shall have the meaning specified in Section 8.02(c).

“Observation Period” with respect to any Note surrendered for exchange means: (a) subject to clause (b) below, if the Exchange Date for such Note occurs prior to January 1, 2021, the forty (40) consecutive VWAP Trading Days beginning on, and including, the second (2nd) VWAP Trading Day immediately succeeding such Exchange Date; (b) if the relevant Exchange Date occurs on or after the date of the Company’s issuance of a Redemption Notice with respect to the Notes pursuant to Section 10.03 and prior to the relevant Redemption Date, the forty (40) consecutive VWAP Trading Days beginning on, and including, the forty-second (42nd) Scheduled Trading Day immediately preceding such Redemption Date; and (c) subject to clause

(b) above, if the relevant Exchange Date occurs on or after January 1, 2021, the forty (40) consecutive VWAP Trading Days beginning on, and including, the forty-second (42nd) Scheduled Trading Day immediately preceding the Maturity Date.

“Open of Business” means 9:00 a.m. (New York City time).

“Ordinary Share Change Event” shall have the meaning specified in Section 8.06(a).

“Ordinary Shares” means the ordinary shares of the Parent, par value $0.001 per share, subject to Section 8.06.

“Parent” shall have the meaning specified in the first paragraph of this Supplemental Indenture, and subject to Article 7, shall include its successors and assigns.

“Physical Note” means any Note that is not a Global Note.

“Physical Settlement” shall have the meaning specified in Section 8.02(a).

“Redemption” shall have the meaning specified in Section 10.02.

“Redemption Date” shall have the meaning specified in Section 10.03.

“Redemption Notice” shall have the meaning specified in Section 10.03.

“Redemption Price” means, for any Note to be redeemed pursuant to Section 10.01, one hundred percent (100%) of the principal amount of such Note, plus accrued and unpaid interest on such Note, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case (a) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Redemption, to receive, on such Redemption Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date and (b) the Redemption Price will not include accrued and unpaid interest on such Note to, but excluding, such Redemption Date).

“Reference Property” shall have the meaning specified in Section 8.06(a).

“Reference Property Unit” shall have the meaning specified in Section 8.06(a).

“Regular Record Date” means (a) with respect to an Interest Payment Date falling on July 1, the immediately preceding June 15; and (b) with respect to an Interest Payment Date falling on January 1, the immediately preceding December 15.

“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 4.03.

“Reporting Event of Default” shall have the meaning specified in Section 5.13(a).

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Ordinary Shares are listed or admitted for trading. If the Ordinary Shares are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Settlement Method” means, with respect to any exchange of Notes, Physical Settlement, Cash Settlement or Combination Settlement.

“Significant Subsidiary” means a Subsidiary that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act; provided, however, that, in the case of a Subsidiary that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such Subsidiary shall not be deemed to be a Significant Subsidiary unless the Subsidiary’s income (or loss) from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles exclusively of amounts attributable to any non-controlling interest for the last completed fiscal year prior to the date of such determination exceeds one hundred million dollars ($100,000,000).

“Special Interest” means any interest that accrues on any Note pursuant to Section 5.13.

“Specified Dollar Amount” means, with respect to the exchange of any Note to which Combination Settlement applies, the maximum cash amount per $1,000 principal amount of Notes (excluding cash, if any, to be paid in lieu of any fractional shares) to be deliverable upon such exchange, as specified by the Company in its notice of the Settlement Method applicable to such exchange or as otherwise deemed to apply to such exchange as described above.

“Spin-Off” shall have the meaning specified in Section 8.04(c).

“Stock Price” means, for any Make-Whole Fundamental Change: (a) if the holders of Ordinary Shares receive only cash in consideration for their Ordinary Shares in such Make-Whole Fundamental Change and such Make-Whole Fundamental Change is pursuant to clause (c) of the definition of “Fundamental Change,” then the Stock Price is the amount of cash paid per Ordinary Share in such Make-Whole Fundamental Change; and (b) in all other cases, the Stock Price is the average of the Last Reported Sale Prices per Ordinary Share for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately before the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change.

“Successor Company” shall have the meaning specified in Section 7.02(a).

“Supplemental Indenture” shall have the meaning specified in the first paragraph of this Supplemental Indenture.

“Swiss Financial Institution” shall have the meaning specified in Section 4.03(c).

“Tender/Exchange Offer Valuation Period” shall have the meaning specified in Section 8.04(e).

“Trading Day” means a day on which (a) trading in the Ordinary Shares (or other security for which a Last Reported Sale Price must be determined) generally occurs on The New York Stock Exchange or, if the Ordinary Shares (or such other security) are not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Ordinary Shares (or such other security) are then listed or, if the Ordinary Shares (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Ordinary Shares (or such other security) are then traded; and (b) there is no Market Disruption Event, provided, however, that if the Ordinary Shares (or such other security) are not so listed or traded, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any Trading Day means the average of the secondary market bid quotations, expressed as a cash amount per $1,000 principal amount of Notes, obtained by the Bid Solicitation Agent for one million dollars ($1,000,000) in principal amount of Notes at approximately 3:30 p.m., New York City time, on such Trading Day from three (3) nationally recognized independent securities dealers selected by the Company, which may include any of the underwriters; provided, however, that, if three (3) such bids cannot reasonably be obtained by the Bid Solicitation Agent but two (2) such bids are obtained, then the average of the two (2) bids will be used, and if only one (1) such bid can reasonably be obtained by the Bid Solicitation Agent, then that one (1) bid will be used. If, on any Trading Day, (a) the Bid Solicitation Agent cannot reasonably obtain at least one (1) bid for one million dollars ($1,000,000) in principal amount of Notes from a nationally recognized independent securities dealer; (b) the Company is not acting as the Bid Solicitation Agent and the Company fails to instruct the Bid Solicitation Agent to obtain bids when required; or (c) the Bid Solicitation Agent fails to solicit bids when required, then, in each case, the Trading Price per $1,000 principal amount of Notes on such Trading Day will be deemed to be less than ninety eight percent (98%) of the product of the Last Reported Sale Price per Ordinary Share on such Trading Day and the Exchange Rate on such Trading Day.

“Trading Price Condition” shall have the meaning specified in Section 8.01(b)(ii).

“Transfer Taxes” shall have the meaning specified in Section 4.03(d).

“Valuation Period” shall have the meaning specified in Section 8.04(c).

“VWAP Market Disruption Event” means, with respect to any date, (a) the failure by the principal U.S. national or regional securities exchange on which the Ordinary Shares are then listed, or, if the Ordinary Shares are not then listed on a U.S. national or regional securities exchange, the principal other market on which the Ordinary Shares are then traded, to open for trading during its regular trading session on such date; or (b) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Ordinary Shares or in any options, contracts or future contracts relating to the Ordinary Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (a) there is no VWAP Market Disruption Event; and (b) trading in the Ordinary Shares generally occurs on the New York Stock Exchange or, if the Ordinary Shares are not then listed on the New York Stock Exchange, or the principal other U.S., national or regional securities exchange on which the Ordinary Shares are then listed or, if the Ordinary Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Ordinary Shares are then traded. If the Ordinary Shares are not so listed or traded, then “VWAP Trading Day” means a Business Day.

Section 1.02. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include Special Interest if, in such context, Special Interest is, was or would be payable pursuant to Section 5.13. Unless the context otherwise requires, any express mention of Special Interest in any provision hereof shall not be construed as excluding Special Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01. Scope of Supplemental Indenture. This Supplemental Indenture amends and supplements the provisions of the Base Indenture, to which provisions reference is hereby made. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time in accordance herewith, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. With respect to the Notes, the provisions of this Supplemental Indenture shall supersede any conflicting provisions in the Base Indenture.

Section 2.02. Designation and Amount. The Notes shall be designated as the “5.875% Exchangeable Senior Notes due 2021.” The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is initially limited to one billion two hundred sixty five million dollars ($1,265,000,000), subject to Section 2.07 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 3.4, Section 3.5 or Section 3.6 of the Base Indenture or pursuant to any provision of the Indenture that provides for the issuance and authentication of any Notes representing any un-exchanged, un-repurchased or un-redeemed portion of any Note to be exchanged pursuant to Article 8, repurchased pursuant to Article 9 or redeemed pursuant to Article 10.

Section 2.03. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of the Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.04. The Depositary. The Depository Trust Company shall be the initial Depositary of the Notes.

Section 2.05. Date and Denomination of Notes; Payments of Interest. (a) The Notes shall be issuable in registered form without coupons only in Authorized Denominations. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month.

(b) The person in whose name any Note is registered on the books of the Registrar at the Close of Business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes, which shall initially be the Corporate Trust Office. The Company shall maintain a Paying Agent and Registrar, which may be changed by the Company without prior notice to the Holders, in a jurisdiction that is not obliged to withhold or deduct tax pursuant to the European Union Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26 and 27 November 2000 on the taxation of savings income, or any law implementing, or complying with or introduced in order to conform to, such directive. The Company shall pay, or cause to be paid interest (i) on any Physical Note by check mailed to the Holder of Such Physical Note and (ii) on any Note that is a Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Section 2.06. Cancellation of Notes Exchanged. For purposes of the Notes, “, exchange” shall be deemed to be inserted after the term “redemption” in Section 3.9 of the Base Indenture.

Section 2.07. Additional Notes; Repurchases. Notwithstanding anything in the Indenture or the Notes to the contrary, the Company may, without the consent of the Holders, issue Additional Notes hereunder with the same terms and with the same CUSIP as the Notes initially issued hereunder (other than differences in the issue price and the date from which interest will accrue) in an unlimited aggregate principal amount; provided, however, that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, as the Trustee shall reasonably request. In addition, the Company and any Guarantor may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private repurchase or exchange or a public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company or such Guarantor, as applicable, shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 3.9 of the Base Indenture.

Section 2.08. Outstanding Notes.

(a) Generally. For purposes of the Notes, a Note is Outstanding only to the extent provided in this Section 2.08. The Notes that are outstanding at any time will be deemed to be those Notes that, at such time, have been duly executed and authenticated, excluding those Notes (or portions thereof) that have theretofore been (i) cancelled by the Trustee or delivered to the Trustee for cancellation; (ii) assigned a principal amount of zero by notation on the “Schedule of Exchanges of Notes” forming part of any a Global Note representing such Note; (iii) paid in full in accordance with the Indenture; or (iv) deemed to cease to be outstanding to the extent provided in, and subject to, clause (b), (c) or (d) of this Section 2.08.

(b) Replaced Notes. If a Note is replaced pursuant to Section 3.6 of the Base Indenture, then such Note will cease to be outstanding at the time of its replacement, unless the Trustee and the Company receive proof reasonably satisfactory to them that such Note is held by a “bona fide purchaser” under applicable law.

(c) Maturing Notes and Notes Called for Redemption or Subject to Repurchase. If, on a Redemption Date, a Fundamental Change Repurchase Date or the Maturity Date, the Trustee or the Paying Agent holds money sufficient to pay the aggregate Redemption Price, Fundamental Change Repurchase Price or principal amount, respectively, together, in each case, with the aggregate interest, in each case due on such date, then (unless there occurs a Default in the payment of any such amount) (i) the Notes (or portions thereof) to be redeemed or repurchased, or that mature, on such date will be deemed, as of such date, to cease to be outstanding, except to the extent provided in the proviso to Section 9.01(b), in the proviso to the definition of Redemption Price or in Section 8.02(i); and (ii) the rights of the Holders of such Notes (or such portions thereof), as such, will terminate with respect to such Notes (or such portions thereof), other than the right to receive the Redemption Price, Fundamental Change Repurchase Price or principal amount, as applicable, of, and accrued and unpaid interest on, such Notes (or such portions thereof), in each case as provided in the Indenture.

(d) Notes to Be Converted. At the Close of Business on the Exchange Date for any Note (or any portion thereof) to be exchanged, such Note (or such portion) will (unless there occurs a Default in the delivery of the Exchange Consideration or interest due, pursuant to Section 8.02(b) or Section 8.02(i), upon such exchange) be deemed to cease to be outstanding, except to the extent provided in Section 8.02(i).

(e) Cessation of Accrual of Interest. Except as provided in the proviso to Section 9.01(b), in the proviso to the definition of Redemption Price or in Section 8.02(i), interest will cease to accrue on each Note from, and including, the date that such Note is deemed, pursuant to this Section 2.08, to cease to be outstanding, unless there occurs a default in the payment or delivery of any cash or other property due on such Note.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01. Satisfaction and Discharge. For purposes of the Notes, this Section 3.01 shall replace in its entirety Article Four of the Base Indenture, and all references in the Base Indenture to Article Four thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Section 3.01 and the applicable provisions set forth in this Section 3.01, respectively. The Indenture shall, upon request of the Company contained in an Officer’s Certificate, cease to be of further effect with respect to the Notes, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture with respect to the Notes, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 of the

Base Indenture and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Redemption Date, any Fundamental Change Repurchase Date, upon exchange or otherwise, cash (or, with respect to Notes to be exchanged, the Exchange Consideration due upon such exchange) sufficient to pay all of the outstanding Notes and all other sums due and payable, with respect to the Notes (including, without limitation sums due to the Trustee with respect to the Notes), under the Indenture by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture have been complied with. Notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Company to the Trustee under Section 6.7 of the Base Indenture shall survive.

Section 3.02. No Defeasance. Article Thirteen of the Base Indenture shall not apply to the Notes.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01. Reports. (a) For purposes of the Notes, this Section 4.01 shall replace in its entirety Section 7.4 of the Base Indenture, and all references in the Base Indenture to Section 7.4 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Section 4.01 and the applicable provisions set forth in this Section 4.01. The Company shall provide to Holders, within fifteen (15) days after the same are required to be filed with the Commission, copies of any documents or reports that the Parent is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any successor thereto). Any such document or report that the Parent files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be sent to the Holders for purposes of this Section 4.01 at the time such documents are filed via the EDGAR system. Notwithstanding anything to the contrary, the Company shall in no event be required to provide to any Holder any information for which the Parent is seeking in good faith and has not been denied, or has received, confidential treatment from the Commission.

(b) Delivery of the reports and documents described in subsection Section 4.01 to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate). The Trustee shall have no duty or responsibility to monitor the filing by the Company of any reports via the Commission’s EDGAR system (or any successor thereto) or to determine whether such filings have been made.

Section 4.02. Compliance Certificate; Statements as to Defaults. Section 10.7 of the Base Indenture shall not apply to the Notes. The Company shall be required to deliver to the

Trustee, within one hundred and twenty (120) days after the end of each of its fiscal years, an Officer’s Certificate indicating whether the signers thereof know of any Default with respect to the Notes that occurred during such fiscal year.

Section 4.03. Additional Amounts. For purposes of the Notes, this Section 4.03 shall replace in its entirety Section 10.9 of the Base Indenture, and all references in the Base Indenture to Section 10.9 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Section 4.03 and the applicable provisions set forth in this Section 4.03, respectively. All payments and deliveries made by or on behalf of the Company or any Guarantor, or any successor to the Company or any Guarantor, under or with respect to the Notes, including, but not limited to, payments of principal and interest and deliveries of Ordinary Shares (together with payments of cash for any fractional Ordinary Shares) upon exchange and any payments under the Guarantees will be made without withholding or deduction for, or on account of, any present or future taxes, duties, imposts, assessments or governmental charges of whatever nature imposed or levied (including any penalties and interest related thereto) (“Applicable Taxes”) by or within (x) Ireland (meaning Ireland exclusive of Northern Ireland) or Bermuda (or any political subdivision or taxing authority thereof or therein); (y) any jurisdiction in which the Company, any Guarantor or any of their respective successors is, for tax purposes, incorporated, organized or resident, or, as a result of activities carried on by the Company, any Guarantor or any successor has otherwise created a taxable presence (or any political subdivision or taxing authority thereof or therein); or (z) any jurisdiction (or any political subdivision or taxing authority thereof or therein) from or through which payment is made by or on behalf of the Company or any Guarantor (including the jurisdiction of any Paying Agent) (each jurisdiction described in clause (x), (y) or (z), as applicable, a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law or by the interpretation or administration thereof. In the event that any such withholding or deduction is so required, the Company or the Guarantors, as applicable, will pay such additional amounts (the “Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owners of the Notes after such withholding or deduction (and after deducting any Applicable Taxes on the Additional Amounts) will equal the amounts that would have been received by such holder had no such withholding or deduction been required; provided that no Additional Amounts will be payable:

(a) for or on account of:

(i) any Applicable Taxes that would not have been imposed but for:

(A) the existence of any present or former connection between the relevant Holder (or a fiduciary, settlor, beneficiary, member, partner or shareholder of, or possessor of power over, the relevant Holder, if the relevant Holder is an estate, nominee, trust, partnership, limited liability company or corporation) or beneficial owner of such Note and the Relevant Taxing Jurisdiction (other than merely acquiring or holding such Note or the receipt of payments or the exercise or enforcement of rights under the Notes or the Guarantees) including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of, or incorporated in, such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(B) the presentation of such Note (in cases in which presentation is required) more than thirty (30) days after the later of the date on which the payment on, or deliveries of Ordinary Shares upon exchange of, such Note became due and payable pursuant to the terms thereof or was made or duly provided for (except to the extent that the Holder or beneficial owner would have been entitled to Additional Amounts had the note been presented on the last day of such thirty (30) day period); or

(C) the failure of the Holder or beneficial owner to provide a declaration of non-residence or other similar claim or certification concerning nationality, residency or identity or other similar form for exemption or to present any applicable form or certificate that is required or imposed by statute, treaty, regulation or administrative practice, in each case, within a reasonable period of time following a timely and reasonable written request from the Company; provided, however, that the Holder or beneficial owner is legally entitled to provide such declaration, claim form or certificate and that upon the making of such declaration or claim or presentation of such form or certificate, the Holder or beneficial owner would have been able to avoid such deduction or withholding;

(ii) any estate, inheritance, gift, sale, transfer, personal property or similar Applicable Taxes;

(iii) any Applicable Taxes that are payable otherwise than by withholding or deduction from payments under or with respect to the notes or the guarantees;

(iv) any tax imposed on a payment to an individual and required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directive;

(v) any taxes payable by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the Notes or request for payment under the Guarantees to another Paying Agent designated by the Company pursuant to the Indenture; and

(vi) any combination of Applicable Taxes referred to in the preceding clauses (i), (ii), (iii), (iv) and (v);

(b) if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment, to the extent that the relevant payment would be required under the laws of the Relevant Taxing Jurisdiction to be included for tax purposes in the income of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the holder thereof;

(c) any final withholding tax withheld by a Swiss bank or similar Swiss financial institution (a “Swiss Financial Institution”) that is imposed with respect to a Holder of a Note through an account with a Swiss Financial Institution, to the extent that such withholding tax would not have been imposed, if such Holder had not voluntarily opted for imposition of such withholding tax in lieu of certain disclosure that would otherwise be required under a bilateral tax cooperation agreement between Switzerland and the country in which the Holder is tax resident; and

(d) any taxes imposed pursuant to Sections 1471 through 1474 of the Code and any amended or successor version that is substantively comparable and not materially more onerous to comply with, any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, or any law or regulation implementing an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing.

In addition to the foregoing, the Company shall also pay and indemnify the Holder for any present or future stamp, issue, registration, value added, court or documentary taxes, or any other excise or property taxes, charges or similar levies or taxes (including penalties, interest and any other reasonable expenses related thereto) which are levied by any Relevant Taxing Jurisdiction (“Transfer Taxes”) on the execution, delivery, registration or enforcement of any of the Notes, the Indenture or any other document or instrument (other than the ordinary shares) referred to therein or the receipt of payments with respect thereto (subject to the exclusions described above, other than the exclusion described in clause (a)(iii) above). For the avoidance of doubt, the indemnification provided in this paragraph shall not include any Transfer Taxes or stamp duty arising from the transfer of Notes between Holders or in the ordinary course after the issue date (other than a transfer of Notes in exchange for Ordinary Shares in accordance with Article 8).

If, after the date of this Supplemental Indenture, the Company or any Guarantor becomes obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes, the Company shall deliver to the Trustee on a date that is at least thirty (30) days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the thirtieth (30th) day prior to that payment date, in which case the Company shall notify the Trustee promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate must also set forth any other information reasonably necessary to enable the Paying Agent or the Exchange Agent, as the case may be, to pay Additional Amounts to Holders on the relevant payment date. The Trustee shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary. The Company will provide the Trustee with satisfactory documentation evidencing the payment of Additional Amounts.

The Company or the Guarantors, as appropriate, will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the Relevant Tax Authority in accordance with applicable law. Upon request, the Company will provide to the Trustee an official receipt or, if official receipts are not obtainable, other satisfactory documentation evidencing the payment of any Applicable Taxes so deducted or withheld. Upon written request, copies of those receipts or other documentation, as the case may be, will be made available by the trustee to the Holders of the Notes.

Whenever there is mentioned in any context the delivery of Ordinary Shares (together with payments of cash for any fractional Ordinary Shares) upon exchange of the Notes or the payment of interest on any Note or any other amount payable with respect to such Note, such mention shall be deemed to include payment of Additional Amounts provided for in the Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Section 4.04. Applicability of Section 10.5 and Section 10.6 of the Base Indenture. For purposes of the Notes, Section 10.5 and Section 10.6 of the Base Indenture shall not apply.

ARTICLE 5

DEFAULTS AND REMEDIES

Section 5.01. Applicability of Article Five of the Base Indenture. For purposes of the Notes, this Article 5 shall replace in its entirety Article Five of the Base Indenture, and all references in the Base Indenture to Article Five thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 5 and the applicable provisions set forth in this Article 5, respectively; provided, however, that Section 5.15 of the Base Indenture will apply to the Notes.

Section 5.02. Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes.

(a) the Company fails to pay or cause to be paid when due (whether at maturity, upon Redemption, Repurchase Upon Fundamental Change or otherwise) the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, any Note;

(b) the Company fails to pay or cause to be paid an installment of interest, if any, on any of the Note when due and payable, which failure continues for a period of thirty (30) days after the date when due;

(c) the Company or the Guarantors, as applicable, fail to deliver when due the consideration deliverable upon exchange of the Notes and such failure continues for ten (10) Business Days;

(d) failure by the Company or the Guarantors to comply with their respective obligations under Article 7;

(e) failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 9.01(d), , or failure by the Company to issue notice of a Make-Whole Fundamental Change in accordance with Section 8.01(b)(iv) when due, and such failure is not cured within five (5) days after its occurrence;

(f) the Company or the Guarantors fail to perform or observe (or obtain a waiver with respect to) any term, covenant or agreement contained in the Notes or the Indenture and not otherwise explicitly provided for in this Section 5.02 for a period of sixty (60) days after receipt by the Company of notice of such failure from the Trustee or by the Company and the Trustee from the Holders of at least twenty five percent (25%) of the aggregate principal amount of the then outstanding Notes;

(g) the Guarantee of any Guarantor ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding.

(h) the Company, any Guarantor, or any of their respective Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:

(i) commences a voluntary case or proceeding;

(ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(iii) consents to the appointment of a custodian of it or for any substantial part of its property;

(iv) makes a general assignment for the benefit of its creditors;

(v) takes any comparable action under any foreign Bankruptcy Law; or

(vi) generally is not paying its debts as they become due; or

(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:

(i) is for relief against Company, any Guarantor, or any of their respective Significant Subsidiaries in an involuntary case or proceeding;

(ii) appoints a custodian of the Company, any Guarantor, or any of their respective Significant Subsidiaries, or for any substantial part of the property of the Company, any Guarantor, or any of their respective Significant Subsidiaries;

(iii) orders the winding up or liquidation of the Company, any Guarantor, or any of their respective Significant Subsidiaries; or

(iv) grants any similar relief under any foreign Bankruptcy law,

and, in each case under this Section 5.02(i), such order or decree remains unstayed and in effect for at least sixty (60) days.

For the avoidance of doubt, the above definition of Event of Default shall, for purposes of the Notes, replace the definition of Event of Default in the Base Indenture.

Section 5.03. Acceleration; Rescission and Annulment. Except as provided under Section 5.13, if one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default pursuant to clause (h) or (i) of this Section 5.02 with respect to the Company or any Guarantor, in which case no declaration of acceleration or notice shall be required), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders), may declare (and the Trustee at the request of such Holders shall declare) the principal of, and all accrued and unpaid interest on, all of the Notes then outstanding to be due and payable immediately, and, upon any such declaration of acceleration, or upon the occurrence of any Event of Default arising under clause (h) or (i) of this Section 5.02 with respect to the Company or any Guarantor, the same shall become and shall automatically be immediately due and payable, anything contained in the Indenture or in the Notes to the contrary notwithstanding.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 6.7 of the Base Indenture, and if (a) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (b) any and all existing Events of Default under the Indenture shall have been cured or waived, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, rescind such acceleration and its consequences, and such acceleration shall be deemed to have been cured for every purpose of the Indenture and the Notes; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary in the Indenture or the Notes, no such waiver or rescission shall extend to or shall affect any Default or Event of Default resulting from (x) the non-payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes when due; or (y) a failure to pay or deliver, as the case may be, the Exchange Consideration due upon exchange of the Notes.

Section 5.04. Trustee Enforcement Action for Payments of Notes. In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation and the actual expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 6.7 of the Base Indenture; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 6.7 of the Base Indenture, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under the Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of the Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 5.10 or any rescission and annulment pursuant to Section 5.03 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 5.05. Interest on Defaulted Amounts. Payments of principal or interest that are not made when due will accrue interest per annum at the then-applicable interest rate borne on the Notes from the required payment date, to the extent permitted by law.

Section 5.06. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 5 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies:

First, to the payment of all amounts due the Trustee (including, without limitation, in its capacity as an Agent) under Section 6.7 of the Base Indenture;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon exchange of, the Notes in default in the order of the due date of the payments of such interest and cash due upon exchange, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon exchange) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price and the cash due upon exchange) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon exchange) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 5.07. Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon exchange of a Note, no Holder of any Note shall have any right by virtue of or by availing of any provision of the Indenture or the Notes to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b) Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c) such Holders shall have offered and provided to the Trustee such security or indemnity satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d) the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e) no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such sixty (60) day period pursuant to Section 5.10, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of the Indenture or the Notes to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture or the Notes, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 5.07, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of the Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the Exchange Consideration due upon exchange of, such Note, on or after the respective due dates expressed or provided for in the Indenture or such Note, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 5.08. Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion (and subject to Article 6 of the Base Indenture) proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in the Indenture, or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law.

Section 5.09. Remedies Cumulative and Continuing. All powers and remedies given by this Article 5 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in the Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 5.07, every power and remedy given by this Article 5 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 5.10. Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with the Indenture, (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction, and (c) the Trustee may demand security or indemnity satisfactory to it in its sole discretion in accordance with Sections 6.1 and 6.3 of the Base Indenture. The Trustee may refuse to follow any direction that conflicts with law or the Indenture or that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Redemption Price and any Fundamental Change Repurchase Price) of, the Notes when due or (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon exchange of the Notes. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.10, said Default or Event of Default shall for all purposes of the Notes and the Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 5.11. Notice of Defaults. The Trustee shall, within ninety (90) days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, send to all Holders notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided, however, that, except in the case of a Default in the payment of the principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any such Notes or a Default in the delivery of the Exchange Consideration due upon exchange, the

Trustee shall be protected in withholding notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders. The Trustee shall not be deemed to have notice of any Default or Event of Default (other than a payment Default) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and the Indenture.

Section 5.12. Undertaking to Pay Costs. All parties to the Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 5.12 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten percent (10%) in principal amount of the Notes at the time outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Redemption Price and the Fundamental Change Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to exchange any Note in accordance with the provisions of Article 8.

Section 5.13. Sole Remedy for a Failure to Report.

(a) Notwithstanding anything to the contrary in the Indenture or the Notes, the Company may elect that the sole remedy for any Event of Default (a “Reporting Event of Default”) pursuant to Section 5.02(f) arising from the Company’s failure to comply with Section 4.01 or the Company’s obligations under Section 314(a)(1) of the Trust Indenture Act with respect to the Notes will, for each of the first one hundred and eighty (180) calendar days on which a Reporting Event of Default has occurred and is continuing, consist exclusively of the accrual of Special Interest on the Notes. If the Company has made such an election, then (i) the Notes will be subject to acceleration pursuant to Section 5.03 on account of the relevant Reporting Event of Default from, and including, the one hundred and eighty first (181st) calendar day on which a Reporting Event of Default has occurred and is continuing or if the Company fails to pay any accrued and unpaid Special Interest when due; and (ii) Special Interest will cease to accrue on any Notes from, and including, such one hundred and eighty first (181st) calendar day.

(b) Any Special Interest that accrues on a Note pursuant to Section 5.13(a) will be payable on the same dates and in the same manner as the stated interest on such Note and will accrue at a rate per annum equal to one quarter of one percent (0.25%) of the principal amount thereof. For the avoidance of doubt, any Special Interest that accrues on a Note will be in addition to the stated interest that accrues on such Note.

(c) To make the election set forth in Section 5.13(a), the Company must send to the Holders, the Trustee and the Paying Agent, before the date on which each Reporting Event of Default first occurs, a written notice that (i) briefly describes of the report(s) that the Company failed to file with the Commission; (ii) states that the Company is electing that the sole remedy for such Reporting Event of Default consist of the accrual of Special Interest; and (iii) briefly describes the periods during which and rate at which Special Interest will accrue and the circumstances under which the Notes will be subject to acceleration on account of such Reporting Event of Default.

(d) If Special Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Special Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Special Interest on such Note on such date of payment; and (ii) the amount of such Special Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Special Interest is payable or the amount thereof.

(e) No election pursuant to this Section 5.13 with respect to a Reporting Event of Default will affect the rights of any Holder with respect to any other Event of Default, including with respect to any other Reporting Event of Default.

ARTICLE 6

SUPPLEMENTAL INDENTURES

Section 6.01. Supplemental Indentures Without Consent of Holders. For purposes of the Notes, this Section 6.01 shall replace in its entirety Section 9.1 of the Base Indenture, and all references in the Base Indenture to Section 9.1 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Section 6.01 and the applicable provisions set forth in this Section 6.01, respectively.

Without the consent of any Holder, the Company, the Guarantors and the Trustee, at any time and from time to time, may, with respect to the Notes, amend the Indenture or the Notes for any of the following purposes:

(a) to evidence a successor to the Company or any Guarantor and to provide for the assumption by such successor of the Company’s or such Guarantor’s respective obligations under the Indenture and the Notes;

(b) to provide for the exchange of Notes into Reference Property and effect any other changes to the terms of the Notes required under the Indenture in connection therewith;

(c) to irrevocably elect a Settlement Method or a Specified Dollar Amount;

(d) to add to the Company’s covenants for the benefit of the Holders or surrender any right or power conferred upon the Company by the Indenture;

(e) to secure the Company’s obligations in respect of the Notes;

(f) to evidence and provide for the acceptance of the appointment of a successor Trustee in accordance with the Indenture;

(g) to cure any ambiguity, omission, or inconsistency or correct or supplement any defective provisions contained in the Indenture;

(h) to add additional Guarantees with respect to the Notes;

(i) to comply with the applicable Depositary Procedures;

(j) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(k) to permit for the issuance of additional Notes in accordance with the Indenture;

(l) to make any other changes to the Indenture that would not reasonably be expected to adversely affect the interests of the Holders (other than those of a Holder that has consented to such change); or

(m) to conform the provisions of the Indenture to the “Description of Notes” section in the preliminary prospectus supplement dated June 1, 2016 relating to the offering and sale of the Notes, as supplemented by the related pricing term sheet, to the extent that the Trustee has received an Officer’s Certificate stating that any text to be so conformed constitutes an unintended conflict with the corresponding provision in the “Description of Notes” section.

Upon the written request of the Company, the Trustee is hereby authorized to, and shall, join with the Company in the execution of any such amendment of the Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any such amendment that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 6.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 6.02.

Section 6.02. Supplemental Indentures with Consent of Holders. For purposes of the Notes, this Section 6.02 shall replace in its entirety Section 9.2 of the Base Indenture, and all references in the Base Indenture to Section 9.2 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Section 6.02 and the applicable provisions set forth in this Section 6.02, respectively. Subject to Section 6.01, Section 5.10 and the final paragraph of Section 5.07, the Company, the Guarantors and the Trustee may, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, notes), amend or supplement the Indenture (with respect to the Notes) or the Notes or waive compliance with any provision of this Indenture or the Notes; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such amendment shall:

(a) alter the manner of calculation or rate of accrual of interest on any Note or change the time of payment of any installment of interest on any such Note;

(b) make any of the Notes payable in money or securities other than that stated in the Indenture;

(c) change the stated Maturity Date of any Note;

(d) reduce the principal amount Fundamental Change Repurchase Price or Redemption Price with respect to any Note or change the times at which, or the circumstances under which, the Notes may or will be redeemed or repurchased by the Company;

(e) impair the right of any Holder of Notes to institute suit for the enforcement of any payment on or with respect to any Note or with respect to the exchange of any Note;

(f) adversely affect the exchange rights of the Notes, including by modifying any of the notice provisions;

(g) change the percentage in aggregate principal amount of the then outstanding Notes necessary to modify or amend the Indenture or to waive any existing or past Default or Event of Default;

(h) change the ranking of the Notes or any Guarantee;

(i) change the Company’s obligation to pay Additional Amounts in respect of any Note;

(j) reduce the amount of Notes whose Holders must consent to an amendment or make any other change to the provisions of this Article 6 that requires each Holder’s consent or in the waiver provisions in Section 5.10; or

(k) release any Guarantor from its obligations under its Guarantee or the Indenture.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee is hereby authorized to, and shall, join with the Company in the execution of any such amendment to the Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any such amendment that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Holders do not need under this Section 6.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall send to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

ARTICLE 7

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 7.01. Applicability of Article Eight of the Base Indenture. For purposes of the Notes, this Article 7 shall replace in its entirety Article Eight of the Base Indenture, and all references in the Base Indenture to Article Eight thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 7 and the applicable provisions set forth in this Article 7, respectively.

Section 7.02. Company May Consolidate, Etc. on Certain Terms. Subject to Section 7.03, neither the Company nor any guarantor shall consolidate with or merge or amalgamate into any Person or enter into a scheme of arrangement or sell, lease or otherwise transfer its consolidated properties and assets, substantially as an entirety, to another Person (other than for any Guarantor to sell, lease or otherwise transfer such assets or properties to one or more of its direct or indirect wholly owned subsidiaries), unless:

(a) the Person (the “Successor Company”) (if other than the Company or such Guarantor, as applicable) formed by such consolidation or into which the Company or such Guarantor is, as applicable, merged, amalgamated or of which the Company or such Guarantor becomes pursuant to a scheme of arrangement or the Person which acquires by sale, lease or other transfer the consolidated properties and assets of the Company or such Guarantor, substantially as an entirety, shall (i) be organized and validly existing as a corporation, limited liability company, partnership, trust or other entity and (ii) expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the obligations of the Company or such Guarantor, as the case may be, under the Notes and the Indenture (including, for the avoidance of doubt, the obligation to pay additional amounts pursuant to Section 4.03); and

(b) after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under the Indenture.

Section 7.03. Successor Corporation to Be Substituted. In case of any such consolidation, merger, amalgamation, scheme of arrangement, sale, lease or transfer and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any Exchange Consideration due upon exchange of the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Company or the applicable Guarantor, as applicable, with respect to the Notes or the Guarantee of such Guarantor, as applicable, such Successor Company (if not the Company or such Guarantor, as applicable) shall succeed to and, except in the case of any such lease, shall be substituted for the Company or such Guarantor, as applicable, with the same effect as if it had been named herein as the party of the first part, and the Company or such Guarantor, as applicable, shall, except in the case of any such lease, be discharged from the obligations under the Notes or such Guarantee, as applicable, and the Indenture.

In case of any such consolidation, merger, amalgamation, scheme of arrangement, sale, lease or transfer, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 7.04. Opinion of Counsel to Be Given to Trustee. No such consolidation, merger, amalgamation, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel, with respect to which the Trustee shall be entitled to rely on as conclusive evidence, that such consolidation, merger, amalgamation, scheme of arrangement, sale, lease or transfer and such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, are permitted or authorized by the Indenture and comply with the provisions of this Article 7.

ARTICLE 8

EXCHANGE OF NOTES

Section 8.01. Exchange Privilege. (a) Subject to and upon compliance with the provisions of this Article 8, each Holder of a Note shall have the right, at such Holder’s option, to exchange all or any portion (if the portion to be exchanged is in an Authorized Denomination) of such Note into cash, Ordinary Shares or a combination of cash and Ordinary Shares (together with cash in lieu of , in each case, based on an initial exchange rate of 129.1656 Ordinary Shares (subject to adjustment as provided in this Article 8, the “Exchange Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 8.02, the “Exchange Obligation”).

(b) Notes may be exchanged only in the following circumstances and during the following times (except that, notwithstanding anything to the contrary in the Indenture or the Notes, in no event may any Note be exchanged after the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date):

(i) A Holder of Notes may surrender all or any portion of its Notes for exchange at any time during any calendar quarter commencing after the calendar quarter ending on September 30, 2016 (and only during such calendar quarter), if the Last Reported Sale Price of the Ordinary Shares for each of at least twenty (20) Trading Days (whether or not consecutive) during the period of thirty (30) consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to one hundred and thirty percent (130%) of the Exchange Price for the Notes on such Trading Day.

(ii) A Holder may surrender all or any portion of its Notes for exchange at any time during the five (5) Business Day period immediately after any ten (10) consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this clause (ii), for each Trading Day of the Measurement Period was less than ninety eight percent (98%) of the product of the Last Reported Sale Price of the Ordinary Shares and the Exchange Rate on such Trading Day (the condition set forth in this sentence, the “Trading Price Condition”). The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this clause (ii) and the definition of Trading Price. The Bid Solicitation Agent (if not the Company) will have no obligation to determine the Trading Price of the Notes unless the Company has requested such determination in writing, and the Company will have no obligation to make such request (or seek bids itself) unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than ninety eight percent (98%) of the product of the Last Reported Sale Price per Ordinary Share and the Exchange Rate. If a Holder provides such evidence, then the Company will (if acting as Bid Solicitation Agent), or will instruct the Bid Solicitation Agent to, determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to ninety eight percent (98%) of the product of the Last Reported Sale Price per Ordinary Share on such Trading Day and the Exchange Rate on such Trading Day. If the Trading Price Condition has been met after determination as set forth above, then the Company will provide the Holders, the Trustee and the Exchange Agent with notice of the same. If, on any Trading Day after the Trading Price Condition has been met after determination as set forth above, the Trading Price per $1,000 principal amount of Notes is greater than or equal to ninety eight percent (98%) of the product of the Last Reported Sale Price per Ordinary Share on such Trading Day and the Exchange Rate on such Trading Day, then the Company will provide the Holders, the Trustee and the Exchange Agent with notice of the same.

(iii) If the Parent elects to:

(A) issue, to all or substantially all holders of Ordinary Shares, any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from the Ordinary Shares and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be issued under this clause (A) upon their separation from the Ordinary Shares or upon the occurrence of such triggering event)

entitling them, for a period of not more than sixty (60) calendar days after the record date of such issuance, to subscribe for or purchase Ordinary Shares at a price per share that is less than the average of the Last Reported Sale Prices per Ordinary Share for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such issuance is announced; or

(B) distribute, to all or substantially all holders of Ordinary Shares, the assets or debt securities of the Company or rights to subscribe for or purchase the Company’s securities (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from the Ordinary Shares and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be issued under this clause (B) upon their separation from the Ordinary Shares or upon the occurrence of such triggering event), which distribution per Ordinary Share has a value, as reasonably determined by the Company, exceeding fifteen percent (15%) of the Last Reported Sale Price per Ordinary Share on the Trading Day immediately before the date such distribution is announced, then, in either case, (x) the Company will provide notice of such issuance or distribution, and of the related right to exchange Notes, to Holders, the Trustee and the Exchange Agent at least forty-two (42) Scheduled Trading Days before the Ex-Dividend Date for such issuance or distribution; and (y) once the Company has given such notice, Holders may exchange their Notes at any time until the earlier of the Close of Business on the Business Day immediately before such Ex-Dividend Date and the Company’s announcement that such issuance or distribution will not take place; provided, however, that the Notes will not become exchangeable pursuant to clause (y) above (but the Company will be required to provide notice of such issuance or distribution pursuant to clause (x) above) on account of such issuance or distribution if each Holder participates, at the same time and on the same terms as holders of Ordinary Shares, and solely by virtue of being a Holder, in such issuance or distribution without having to exchange such Holder’s Notes and as if such Holder held a number of Ordinary Shares equal to the product of (I) the Exchange Rate in effect on the record date for such issuance or distribution; and (II) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such date.

(iv) If a Fundamental Change, Make-Whole Fundamental Change or Ordinary Share Change Event occurs (other than a merger or other business combination transaction that is effected solely to change the Company’s or the Parent’s jurisdiction of incorporation and that does not constitute a Fundamental Change or a Make-Whole Fundamental Change), then, in each case, Holders may exchange their Notes at any time from, and including, the effective date of such transaction or event to, and including, the thirty fifth (35th) Trading Day after such effective date (or, if such transaction or event also constitutes a Fundamental Change, to, but excluding, the related Fundamental Change Repurchase Date). No later than such effective date, the Company will provide notice to the Holders, the Trustee and the Exchange Agent of such transaction or event, such effective date and the related right to exchange Notes.

(v) If the Company calls any Note for Redemption, then the Holder of such Note may exchange such Note at any time before the Close of Business on the Business Day immediately before the related Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full).

(vi) A Holder may exchange its Notes at any time from, and including, January 1, 2021 until the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date.

Section 8.02. Exchange Procedure; Settlement Upon Exchange.

(a) Upon the exchange of any Note, the Company will settle such exchange by paying or delivering, as applicable and as provided in this Article 8, either (x) Ordinary Shares, together, if applicable, with cash in lieu of fractional shares as provided in Section 8.02(b)(i) (a “Physical Settlement”); (y) solely cash as provided in Section 8.02(b)(ii) (a “Cash Settlement”); or (z) a combination of cash and Ordinary Shares, together, if applicable, with cash in lieu of fractional shares as provided in Section 8.02(b)(iii) (a “Combination Settlement”).

The Company will have the right to elect the Settlement Method applicable to any exchange of a Note; provided, however, that:

(i) subject to clause (iii) below, all exchanges of Notes with an Exchange Date that occurs on or after January 1, 2021 will be settled using the same Settlement Method, and the Company will provide notice of such Settlement Method to Holders and the Trustee no later than the Close of Business on January 1, 2021;

(ii) subject to clause (iii) below, if the Company elects a Settlement Method with respect to the exchange of any Note whose Exchange Date occurs before January 1, 2021, then the Company will provide notice of such Settlement Method to the Holder of such Note and the Trustee no later than the Close of Business on the second (2nd) Business Day immediately after such Exchange Date;

(iii) if any Notes are called for Redemption, then the Company will specify in the related Redemption Notice the Settlement Method that will apply to all exchanges of Notes with an Exchange Date that occurs on or after the related Redemption Notice Date and before the related Redemption Date;

(iv) the Company will use the same Settlement Method for all exchanges of Notes with an Exchange Date that occurs on the same day (and, for the avoidance of doubt, the Company will not be obligated to use the same Settlement Method with respect to exchanges of Notes whose Exchange Dates occur on different days, except as provided in clause (i) or (iii) above);

(v) if the Company does not timely elect a Settlement Method with respect to the exchange of a Note, then the Company will be deemed to have elected the Default Settlement Method (and, for the avoidance of doubt, the failure to timely make such election will not constitute a Default or Event of Default);

(vi) if the Company timely elects Combination Settlement with respect to the exchange of a Note but does not timely notify the Holder of such Note of the applicable Specified Dollar Amount, then the Specified Dollar Amount for such exchange will be deemed to be $1,000 per $1,000 principal amount of Notes (and, for the avoidance of doubt, the failure to timely make such notification will not constitute a Default or Event of Default); and

(vii) the Settlement Method will be subject to Section 8.06.

(b) The type and amount of consideration (the “Exchange Consideration”) due in respect of each $1,000 principal amount of a Note to be exchanged will be as follows:

(i) If Physical Settlement applies to such exchange, subject to Section 8.02(b)(ii), a number of Ordinary Shares equal to the Exchange Rate in effect on the Exchange Date for such exchange.

(ii) If Cash Settlement applies to such exchange, cash in an amount equal to the sum of the Daily Exchange Values for each VWAP Trading Day in the Observation Period for such exchange.

(iii) If Combination Settlement applies to such exchange, consideration consisting of the Daily Settlement Amount for each VWAP Trading Day in such Observation Period.

(iv) If Physical Settlement or Combination Settlement applies to the exchange of any Note and the number of Ordinary Shares deliverable pursuant Section 8.02(b)(i) or Section 8.02(b)(iii), as applicable, upon such exchange is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such exchange, cash in lieu of the related fractional share in an amount equal to the product of (1) such fraction and (2) (x) the Daily VWAP on the Exchange Date for such exchange (or, if such Exchange Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day), in the case of Physical Settlement; or (y) the Daily VWAP on the last VWAP Trading Day of the Observation Period for such exchange, in the case of Combination Settlement.

(v) If a Holder exchanges more than one (1) Note on a single Exchange Date, then the Exchange Consideration due in respect of such exchange will (in the case of any Global Note, to the extent permitted by, and practicable under, the Depositary Procedures) be computed based on the total principal amount of Notes exchanged on such Exchange Date by such Holder.

(c) To convert a Note, the Holder thereof shall (i) if such Note is a Global Note, comply with the Depositary Procedures for exchanging such beneficial interest; (ii) if such Note is a Physical Note; (ii) if such Note is a Physical Note, (1) complete and manually sign the Notice of Exchange attached to such Physical Note, or a facsimile of the Notice of Exchange; (2) deliver the completed exchange notice, which is irrevocable, and the Physical Note to the Exchange Agent; and (3) if required, furnish any appropriate endorsements and transfer documents; (iii) if required, pay any amounts due pursuant to Section 8.02(i); and (iv) if required, pay all taxes or duties, if any.

The Trustee (and, if different, the Exchange Agent) shall notify the Company of any communication from the Depositary regarding an exchange (in the case of clause (i) above) or receipt of any exchange-related document (in the case of clause (ii) above), in each case promptly and, in any event, no later than the Business Day immediately following the date the Trustee or Exchange Agent, as the case may be, receives the same. If a Holder has validly delivered a Fundamental Change Repurchase Notice with respect to a Note, then such Note may not be exchanged, except to the extent (x) such Note is not subject to such notice; (y) such notice is withdrawn in accordance with Section 9.01(e)(iii) or (z) the Company fails to pay the related Fundamental Change Repurchase Price for such Note.

(d) A Note shall be deemed to have been exchanged immediately prior to the Close of Business on the date (the “Exchange Date”) that the Holder has complied with the requirements set forth in subsection (c) above. Except as provided in Section 8.03 and Section 8.06, the Company will pay or deliver, as applicable, the Exchange Consideration due upon the exchange of any Note to the Holder as follows: (i) if Cash Settlement or Combination Settlement applies to such exchange, on or before the third (3rd) Business Day immediately after the last VWAP Trading Day of the Observation Period for such exchange; and (ii) if Physical Settlement applies to such exchange, on or before the third (3rd) Business Day immediately after the Exchange Date for such exchange; provided, however, that the Company will pay or deliver, as applicable, the Exchange Consideration due upon the exchange of any Note with an Exchange Date after the Regular Record Date immediately before the Maturity no later than the Maturity Date.

The Company shall cause the Parent to issue and deliver any Ordinary Shares due upon settlement of the exchange of any Note. The Company shall pay-up the Ordinary Shares, or procure that the Ordinary Shares are paid-up by another non-Irish subsidiary of the Parent, in full in cash, including, if applicable, any additional paid in capital (so as to be validly issued for the purposes of the requirements of the Irish Companies Act 2014). If, for any reason the Company is legally prohibited from paying-up the Ordinary Shares in full to at least their nominal value (for example, upon certain events of bankruptcy, insolvency or examinership), exchanging Holders shall be entitled to pay the nominal value per share ($0.001) in cash, and, in such circumstances, subject to receipt of such payment, the Parent shall issue the Ordinary Shares fully paid to that amount and exchanging Holders shall receive validly issued ordinary Shares.

If any Ordinary Shares are due to exchanging Holders, the Company shall issue or cause to be issued by its stock transfer agent, and deliver to the Exchange Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of Ordinary Shares to which such Holder shall be entitled in satisfaction of the Company’s Exchange Obligation. Prior to the issuance of Ordinary Shares, the Company shall give the Exchange Agent notice of the number of Ordinary Shares being so issued and the method by which the issuance shall take place. Any required funds due to an exchanging Holder in connection with a Cash Settlement or Combination Settlement shall be delivered to the Paying Agent. For the avoidance of doubt, neither the Exchange Agent nor the Trustee shall have any responsibility for the issuance by the Company of Ordinary Shares.

(e) If any Physical Note is surrendered for partial exchange, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of such Note so surrendered a new Note or Notes in Authorized Denominations in an aggregate principal amount equal to the un-exchanged portion of such Note, without payment of any service charge by the exchanging Holder but, if required by the Company, with payment by the exchanging Holder of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange being different from the name of the Holder of the old Notes surrendered for such exchange.

(f) If a Holder submits a Note for exchange, the Company, but not the Parent (and, to such extent, the Guarantee of the Parent shall not apply), shall pay any documentary, stamp or similar issue or transfer tax or similar governmental charge due on the issue of any Ordinary Shares upon exchange, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Company (or, if the stock certificates are delivered by the Company to the Exchange Agent for further delivery to the exchanging Holder, the Exchange Agent) may refuse to deliver the certificates representing (or cause the book-entry transfer of) the Ordinary Shares being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(g) Except as provided in Section 8.04, no adjustment shall be made for dividends on any Ordinary Shares issued upon the exchange of any Note.

(h) Upon the exchange of an interest in a Note that is a Global Note, the Trustee shall make a notation on such Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any exchange of Notes effected through any Exchange Agent other than the Trustee.

(i) Notwithstanding the foregoing, if the Exchange Date of a Note is after a Regular Record Date and before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such exchange (and, for the avoidance of doubt, notwithstanding anything set forth in the proviso to this sentence), to receive, on the earlier of such Interest Payment Date and the date the Company delivers the Exchange Consideration due in respect of such exchange, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date); and (ii) such Note, when surrendered for exchange, must be accompanied with an amount of cash equal to the amount of such interest referred to in clause (i) above; provided, however, that such Holder need not deliver such cash (w) if the Company has specified a Redemption Date that is after such Regular Record Date and on or before the Business Day immediately after such Interest Payment Date; (x) if such Exchange Date occurs after the Regular Record Date immediately before the Maturity Date; (y) if the Company has specified a Fundamental Change Repurchase Date that is after such Regular Record Date and on or before such Interest Payment Date or (z) to the extent of any overdue interest or interest that has accrued on any overdue interest. For the avoidance of doubt, as a result of, and without limiting the generality of, the foregoing, if a Note is exchanged with an Exchange Date that is after the Regular Record Date immediately before the Maturity Date, then the Company will pay, as provided above, the interest that would have accrued on such Note to, but excluding, the Maturity Date.

(j) The person in whose name any Ordinary Shares issuable upon exchange of any Note will be deemed to become the holder of record of such shares as of the Close of Business on (i) the applicable Exchange Date, in the case of Physical Settlement; or (ii) the last VWAP Trading Day of the Observation Period for such exchange, in the case of Combination Settlement. Prior to the Close of Business on such Exchange Date or last VWAP Trading Day, as applicable, the Ordinary Shares, if any, issuable upon exchange of such Notes will not be deemed to be outstanding for any purpose and such Holder shall have no rights with respect to such Ordinary Shares by virtue of holding the Notes, including voting rights in the Parent, rights to respond to tender offers and rights to receive any dividends or other distributions on the Ordinary Shares.

(k) If a Holder exchanges a Note, then the Company will not adjust the Exchange Rate to account for any accrued and unpaid interest on such Note, and, except as provided in Section 8.02(i), the Company’s delivery of the Exchange Consideration due in respect of such exchange will be deemed to fully satisfy and discharge the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Note to, but excluding the Exchange Date. As a result, except as provided in Section 8.02(i), any accrued and unpaid interest on an exchanged Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, subject to Section 8.02(i), if the Exchange Consideration for a Note consists of both cash and Ordinary Shares, then accrued and unpaid interest that is deemed to be paid therewith will be deemed to be paid first out of such cash.

(l) Notwithstanding anything to the contrary in the Indenture or the Notes, Notes may be exchanged only in Authorized Denomination.

Section 8.03. Increased Exchange Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes. (a) If Make-Whole Fundamental Change occurs and the Exchange Date for the exchange of a Note occurs during the related Make-Whole Fundamental Change Exchange Period, then, subject to this Section 8.03, the Exchange Rate applicable to such exchange will be increased by a number of shares (the “Additional Shares”) set forth in the table below corresponding (after interpolation as provided in, and subject to, the provisions below) to the Make-Whole Fundamental Change Effective Date and the Stock Price of such Make-Whole Fundamental Change:

	Stock Price
Make-Whole Fundamental Change Effective Date	$5.53	$6.00	$6.50	$7.00	$7.74	$10.00	$12.50	$15.00	$25.00	$35.00	$45.00	$55.00
June 7, 2016	51.6662	50.3265	46.4092	40.8214	34.3243	22.2250	15.3920	11.4480	4.6788	2.0823	0.7331	0.0000
July 1, 2017	51.6662	49.3012	43.4477	37.7300	31.1770	19.4150	13.1584	9.7113	4.0192	1.8334	0.6627	0.0000
July 1, 2018	51.6662	47.9617	40.3815	34.3829	27.6395	16.1430	10.5672	7.7167	3.2508	1.5414	0.6024	0.0000
July 1, 2019	51.6662	45.5983	37.1985	30.6414	23.4548	12.1490	7.4968	5.4093	2.3416	1.1549	0.4989	0.0000
July 1, 2020	51.6662	44.1850	34.1508	26.3571	18.0711	6.9490	3.8664	2.8040	1.2712	0.6500	0.3053	0.0000
July 1, 2021	51.6662	42.9510	31.2575	23.3786	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If such Make-Whole Fundamental Change Effective Date or Stock Price are not set forth in the table above, then:

(i) if such Stock Price is between two Stock Prices in the table above or the Make-Whole Fundamental Change Effective Date is between two Make-Whole Fundamental Change Effective Dates in the table above, then the number of Additional Shares will be determined by a straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Stock Prices in the table and the earlier and later Make-Whole Fundamental Change Effective Dates in the table above, as applicable, based on a 365- or 366-day year, as applicable;

(ii) if the Stock Price is greater than $55.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above are adjusted pursuant to Section 8.03(b)), then no Additional Shares will be added to the Exchange Rate; and

(iii) if the Stock Price is less than $5.53 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above are adjusted pursuant to Section 8.03(b)), then no Additional Shares will be added to the Exchange Rate.

Notwithstanding anything to the contrary in the Indenture or the Notes, in no event will the Exchange Rate be increased to an amount that exceeds 180.8318 Ordinary Shares per $1,000 principal amount of Notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Exchange Rate is required to be adjusted pursuant to Section 8.04.

(b) The Stock Prices in the first row (i.e., the column headers) of the table set forth in Section 8.03(a) will be adjusted in the same manner as, and at the same time and for the same events for which, the Exchange Price is adjusted as a result of the operation of Section 8.04. The numbers of Additional Shares in the table set forth in Section 8.03(a) will be adjusted in the same manner as, and at the same time and for the same events for which, the Exchange Rate is adjusted pursuant to Section 8.04.

(c) The Company shall provide notice to Holders of each Make-Whole Fundamental Changes in accordance with Section 8.01(b)(iv).

Section 8.04. Adjustment of Exchange Rate. The Exchange Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Exchange Rate for any transactions described below (other than in the case of (x) a share subdivision or share consolidation or (y) a tender or exchange offer), if each Holder of the Notes participates in such transaction at the same time and upon the same terms as holders of the Ordinary Shares and solely as a result of holding the Notes, without having to exchange its Notes and as if it held a number of Ordinary Shares equal to the Exchange Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If the Parent exclusively issues Ordinary Shares as a dividend or distribution on all or substantially all of its Ordinary Shares, or if the Parent effects a share subdivision or share consolidation, the Exchange Rate shall be adjusted based on the following formula:

ER1 = ER0	x	OS1
OS0

where,

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the Effective Date of such share subdivision or share consolidation, as applicable;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date or Effective Date, as applicable;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the Open of Business on such Ex-Dividend Date or Effective Date, as applicable; and

OS1	=	the number of Ordinary Shares outstanding immediately after giving effect to such dividend, distribution, share subdivision or share consolidation, as applicable.

Any adjustment made under this Section 8.04(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the Effective Date for such share subdivision or share consolidation. If any dividend or distribution of the type described in this Section 8.04(a) is declared but not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date the Parent determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Parent issues to all or substantially all holders of Ordinary Shares any rights, options or warrants (other than pursuant to a shareholder rights plan) entitling them, for a period of not more than forty five (45) calendar days after the date of such issuance, to subscribe for or purchase Ordinary Shares at a price per share less than the average of the Last Reported Sale Prices per Ordinary Share over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, the Exchange Rate will be increased based on the following formula:

ER1 = ER0	x	OS0 + X
OS0 + Y

where,

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X	=	the total number of Ordinary Shares issuable pursuant to such rights, options or warrants; and

Y	=	the number of Ordinary Shares equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices per Ordinary Share over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance.

Any increase made under this Section 8.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that Ordinary Shares are not delivered after the expiration of such rights, options or warrants, the Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Ordinary Shares actually delivered. If such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, the Exchange Rate shall be readjusted to be the Exchange Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 8.04(b) and for the purpose of Section 8.01(b)(iii)(B), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Ordinary Shares at a price per Ordinary Share less than such average of the Last Reported Sale Prices per Ordinary Share over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such issuance, and in determining the aggregate offering price of such Ordinary Shares, there shall be taken into account any consideration received by the Parent for such rights, options or warrants and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by the Parent in good faith.

(c) If the Parent distributes any shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Parent or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Ordinary Shares, excluding (i) dividends, distributions, rights, options or warrants described in Section 8.04(a) or Section 8.04(b), (ii) dividends or distributions paid exclusively in cash described in Section 8.04(d), (iii) any dividends and distributions in connection with an Ordinary Share Change Event, (iv) except as otherwise set forth in this Section 8.04, rights issued pursuant to a shareholder rights plan adopted by the Parent and (v) Spin-Offs as to which the provisions set forth below in this Section 8.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets, property, rights, options or warrants, the “Distributed Property”), then the Exchange Rate shall be increased based on the following formula:

ER1 = ER0	x	SP0
SP0 - FMV

where,

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices per Ordinary Share over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Parent in good faith) of the share capital, evidences of indebtedness, other assets or property of the Parent or rights, options or warrants to acquire the Parent’s share capital or other securities distributed with respect to each Ordinary Share outstanding on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 8.04(c) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect if such distribution had not been declared. If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, provision will be made such that each Holder of a Note shall receive, in respect of each $1,000 principal amount of Notes it holds, upon exchange, the amount and kind of Distributed Property that such Holder would have received if such Holder owned a number of Ordinary Shares equal to the Exchange Rate in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this Section 8.04(c) where there has been a payment of a dividend or other distribution on the Ordinary Shares of shares or share capital of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Parent, and such shares, share capital or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of such dividend or other distribution) on a U.S. national securities exchange or a reasonably comparable non-U.S. equivalent (a “Spin-Off”), the Exchange Rate shall be increased based on the following formula:

ER1 = ER0	x	FMV0 + MP0
MP0

where,

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such Spin-Off;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the shares, share capital or similar equity interest distributed to holders of the Ordinary Shares applicable to one (1) Ordinary Share (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Ordinary Shares were to such shares, share capital or similar equity interest) over the first ten (10) consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices per Ordinary Share over the Valuation Period.

The adjustment to the Exchange Rate under the preceding paragraph will be determined on the last Trading Day of the Valuation Period, but given effect as of the Ex-Dividend Date for the Spin-Off; provided, however, that (i) if the Exchange Settlement Date for a Note whose exchange is to be settled pursuant to Cash Settlement or Combination Settlement occurs on or before the last Trading Day in the such Valuation Period and any VWAP Trading Day in the Observation Period for such exchange occurs on any Trading Day within such Valuation Period, then, solely for purposes of determining the Exchange Consideration for such exchange, such Valuation Period will be deemed to be the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, the last VWAP Trading Day in such Observation Period (or, if such VWAP Trading Day is not a Trading Day, the immediately preceding Trading Day); and (ii) if the Exchange Settlement Date for a Note whose exchange is to be settled pursuant to Physical Settlement occurs on or before the last Trading Day in such Valuation Period and the Exchange Date for such exchange occurs on any Trading Day within such Valuation Period, then, solely for purposes of determining the Exchange Consideration for such exchange, such Valuation Period will be deemed to be the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Exchange Date (or, if such Exchange Date is not a Trading Day, the immediately preceding Trading Day).

If any dividend or distribution that constitutes a Spin-Off is not so paid, the Exchange Rate shall be readjusted, effective as of the date the Parent determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(d) If any cash dividend or distribution is made to all or substantially all holders of the Ordinary Shares, the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0	x	SP0
SP0 - C

where,

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price per Ordinary Share on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per Ordinary Share that the Parent distributes to all or substantially all holders of the Ordinary Shares.

Any increase pursuant to this Section 8.04(d) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Exchange Rate shall be decreased to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared. If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, provision will be made such that. each Holder of a Note shall receive, for each $1,000 principal amount of Notes it holds, upon exchange, the amount of cash that such Holder would have received if such Holder owned a number of Ordinary Shares equal to the Exchange Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e) If the Parent or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Ordinary Shares, other than odd lot tender offers, to the extent that the cash and value of any other consideration included in the payment per Ordinary Share exceeds the average of the Last Reported Sale Prices per Ordinary Share over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) commencing on, and including, the Trading Day next succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Exchange Rate shall be increased based on the following formula:

ER1 = ER0	x	AC + (SP1 x OS1)
OS0 x SP1

where,

ER0	=	the Exchange Rate in effect immediately prior to the Close of Business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

ER1	=	the Exchange Rate in effect immediately after the Close of Business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value, on the Expiration Date, of all cash and any other consideration (as determined by the Parent) paid or payable for Ordinary Shares purchased in such tender or exchange offer;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the Close of Business on the on the Expiration Date (prior to giving effect to the purchase of all Ordinary Shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of Ordinary Shares outstanding immediately after the Close of Business on the Expiration Date (after giving effect to the purchase of all Ordinary Shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices per Ordinary Share over the Tender/Exchange Offer Valuation Period.

The adjustment to the Exchange pursuant to this Section 8.04(e) will occur immediately after the Close of Business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date; provided, however, that (i) if the Exchange Settlement Date for a Note whose exchange is to be settled pursuant to Cash Settlement or Combination Settlement occurs on or before the last Trading Day in such Tender/Exchange Offer Valuation Period and any VWAP Trading Day in the Observation Period for such exchange occurs on any Trading Day within such Tender/Exchange Offer Valuation Period, then, solely for purposes of determining the Exchange Consideration for such exchange, such Tender/Exchange Offer Valuation Period will be deemed to be the period from, and including, the Trading Day immediately after the Expiration Date for such tender or exchange offer to, and including, the last VWAP Trading Day in such Observation Period (or, if such VWAP Trading Day is not a Trading Day, the immediately preceding Trading Day); and (ii) if the Exchange Settlement Date for a Note whose exchange is to be settled pursuant to Physical Settlement occurs on or before the last Trading Day in such Tender/Exchange Offer Valuation Period and the Exchange Date for such exchange occurs on any Trading Day within such Tender/Exchange Offer Valuation Period, then, solely for purposes of determining the Exchange Consideration for such exchange, such Tender/Exchange Offer Valuation Period will be deemed to be the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Exchange Date (or, if such Exchange Date is not a Trading Day, the immediately preceding Trading Day. If the Parent or one of its subsidiaries is obligated to purchase Ordinary Shares pursuant to any such tender or exchange offer described in this Section 8.04(e) but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Exchange Rate will be readjusted to be the Exchange Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

(f) Notwithstanding this Section 8.04 or any other provision of the Indenture or the Notes, if (i) an Exchange Rate adjustment becomes effective on any Ex-Dividend Date as described above; (ii) a Note is exchanged and Physical Settlement or Combination Settlement applies to such exchange; (iii) the Exchange Date for such exchange (in the case of Physical Settlement) or any VWAP Trading Day in the Observation Period for such exchange (in the case of Combination Settlement) occurs on or after such Ex-Dividend Date and on or before the related record date; (iv) the Exchange Consideration due upon such exchange (in the case of Physical Settlement) or due with respect to such VWAP Trading Day (in the case of Combination Settlement) includes any whole Ordinary Shares and (v) the Holder of such Note would be treated as the record holder of such Ordinary Shares as of the related record date as provided in Section 8.02(j) based on an adjusted Exchange Rate for such Ex-Dividend Date, then, notwithstanding the Exchange Rate adjustment provisions in this Section 8.04, the Exchange Rate adjustment relating to such Ex-Dividend Date shall not be made for such exchanging Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the Ordinary Shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) Except as stated in this Indenture, the Company shall not adjust the Exchange Rate for the issuance of Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares or the right to purchase Ordinary Shares or such convertible or exchangeable securities.

(h) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 8.04, and to the extent permitted by applicable law and subject to the applicable stock exchange rules, the Company from time to time may increase the Exchange Rate by any amount for a period of at least twenty (20) Business Days if the Company determines that such increase would be in its best interest. In addition, the Company may (but is not required to) increase the Exchange Rate to avoid or diminish any income tax to holders of Ordinary Shares or rights to purchase Ordinary Shares in connection with a dividend or distribution of Ordinary Shares (or rights to acquire Ordinary Shares) or similar event.

(i) Without limiting the foregoing, the Exchange Rate shall not be required to be adjusted:

(i) upon the issuance of any Ordinary Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Parent’s securities and the investment of additional optional amounts in Ordinary Shares under any plan;

(ii) upon the issuance of any Ordinary Shares or options or rights to purchase those Ordinary Shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Parent or any of the Parent’s Subsidiaries;

(iii) upon the issuance of any Ordinary Shares pursuant to any option, warrant, right or exercisable or exchangeable security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv) solely for a change in the par value of the Ordinary Shares;

(v) for accrued and unpaid interest, if any;

(vi) for an event otherwise requiring an adjustment, as described herein if such event is not consummated; or

(vii) for a third-party tender offer other than as described under Section 8.04(e).l

(j) Adjustments to the Exchange Rate will be calculated to the nearest 1/10,000th of an Ordinary Share. Prior to any Exchange Date, no adjustment in the Exchange Rate will be required unless the adjustment would require an increase or decrease of at least one percent (1%) in the Exchange Rate. If any adjustment is not required to be made because it would not change the Exchange Rate by at least one percent (1%), then the adjustment will be carried forward and taken into account in any subsequent adjustment regardless of whether such subsequent increase or decrease would change the Exchange Rate by at least one percent (1%). On the earlier of January 1, 2021, any Redemption Date, any Exchange Date, any Fundamental Change Repurchase Date or the effective date of a Make-Whole Fundamental Change, adjustments to the Exchange Rate will be made with respect to any such adjustment carried forward and which has not been taken into account before such date. For the avoidance of doubt, adjustments made to this Section 8.04(j) will be made, solely to the extent the Company determines in its good faith judgment that any such adjustment is necessary, without duplication of any adjustment made pursuant to the provision set forth above.

(k) Whenever the Exchange Rate is adjusted as herein provided, the Company shall provide the Trustee (and the Exchange Agent, if not the Trustee) an Officer’s Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee (and Exchange Agent) shall have received such Officer’s Certificate, the Trustee (and Exchange Agent) shall not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume without inquiry that the last Exchange Rate of which it has knowledge is still in effect. As soon as reasonably practicable after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and shall send such notice of such adjustment of the Exchange Rate to each Holder. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l) For purposes of this Section 8.04, the number of Ordinary Shares at any time outstanding shall not include Ordinary Shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Company, but shall include Ordinary Shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares.

Section 8.05. Adjustments of Prices. Whenever any provision of the Indenture requires the Company to calculate the Last Reported Sale Prices or the Daily VWAPs, or any function thereof, over a span of multiple days (including during an Observation Period or to calculate the Stock Price or an adjustment to the Exchange Rate), the Company will make appropriate adjustments to account for any adjustment to the Exchange Rate that becomes effective, or any transaction or other event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such transaction or event occurs, at any time during the period when such Last Reported Sale Prices, Daily VWAPs or function thereof are to be calculated.

Section 8.06. Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares.

(a) If there occurs any:

(i) recapitalization, reclassification or change of the Ordinary Shares (other than changes resulting from a subdivision or consolidation or change in par value);

(ii) consolidation, merger, amalgamation, scheme of arrangement or offer or combination involving the Parent;

(iii) sale, lease or other transfer to a third party of the consolidated assets of the Parent and its Subsidiaries, substantially as an entirety; or

(iv) any statutory share exchange,

in each case, as a result of which, the Ordinary Shares would be exchanged into, or is exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) Ordinary Share would have received in such transaction, without giving effect to any arrangement to deliver cash in lieu of any fractional unit of any security or other property, a “Reference Property Unit”), (such a transaction, an “Ordinary Share Change Event”), then, at and after the effective time of such Ordinary Share Change Event, the Exchange Consideration due upon exchange of any note, and the conditions to the exchangeability thereof set forth in Section 8.01(b), will be determined as if each reference in Article 8 to any number of Ordinary Shares were instead a reference to the same number of Reference Property Units.

(b) If the Ordinary Share Change event causes the Ordinary Shares to be exchanged into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the composition of the Reference Property Unit will be deemed to be (x) the weighted average, per Ordinary Share, of the types and amounts of consideration received by the holders of Ordinary Shares that affirmatively make such an election; or (y) if no holders of Ordinary Shares affirmatively make such an election, the types and amounts of consideration actually by the holders of Ordinary Shares. The Company will notify Holders and the Trustee of the weighted average as soon as practicable after such determination is made. In addition, following any such Ordinary Share Change Event, (x) the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof); (y) for purposes of the definition of “Fundamental Change” and “Make-Whole Fundamental Change,” the term “Ordinary Shares” will be deemed to mean the common equity, if any, forming part of such Reference Property and (z) if such Reference Property Unit consists entirely of cash, then the Company will be deemed to elect Cash Settlement in respect of all exchanges whose Exchange Date occurs on or after the effective date of such Ordinary Share Change Event and will pay the cash due upon such exchanges no later than the third (3rd) Business Day after the relevant Exchange Date.

(c) As soon as practicable after learning the anticipated or actual effective date of any Ordinary Share Change Event, the Company will provide written notice to the Holders and the Trustee of such Ordinary Share Change Event, including a brief description of such Ordinary Share Change Event, its anticipated effective date and a brief description of the anticipated change in the exchange right of the Notes.

Section 8.07. Certain Covenants. (a) The Company covenants that all Ordinary Shares issued upon exchange of Notes will be fully paid up and non-assessable by the Parent and free from all taxes, liens and charges (other than those created by the Holder) with respect to the issue thereof.

(b) The Company further covenants that if at any time the Ordinary Shares shall be listed on any national securities exchange or automated quotation system the Company will use its reasonable efforts to list and keep listed, so long as the Ordinary Shares shall be so listed on such exchange or automated quotation system, any Ordinary Shares issuable upon exchange of the Notes.

Section 8.08. Responsibility of Trustee. The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to any Holder to determine the Exchange Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Ordinary Shares, or of any securities, property or cash that may at any time be issued or delivered upon the exchange of any Note; and the Trustee and any other Exchange Agent make no representations with respect thereto. Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Company to issue, transfer or deliver any Ordinary Shares or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 8.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the exchange of their Notes after any event referred to in such Section 8.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.3 of the Base Indenture, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Exchange Agent shall be responsible for determining whether any event contemplated by Section 9.01(b) has occurred that makes the Notes eligible for exchange or no longer eligible therefor until the Company has delivered to the Trustee and the Exchange Agent the notices referred to in Section 9.01(b) with respect to the commencement or termination of such exchange rights, on which notices the Trustee and the Exchange Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Exchange Agent as soon as reasonably practicable after the occurrence of any such event or at such other times as shall be provided for in Section 9.01(b).

Section 8.09. Stockholder Rights Plans. To the extent the Parent has a stockholder rights plan applicable to Ordinary Shares in effect upon the exchange of a Note, the exchanging Holder will receive, in addition to any Ordinary Shares received in connection with such exchange, the rights under such stockholder rights plan. However, if prior to any exchange of Notes, the rights have separated from the Ordinary Shares in accordance with the provisions of such plan, the Exchange Rate shall be adjusted at the time of separation as if the Parent distributed to all or substantially all holders of the Ordinary Shares, share capital of the Parent, evidences of indebtedness, other assets or property of the Parent or rights, options or warrants to acquire the Parent’s share capital or other securities as provided in Section 8.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 9

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 9.01. Repurchase at Option of Holders Upon a Fundamental Change. (a) Subject to the other terms of this Section 9.01, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase such Holder’s Notes (or any portion thereof of a Note in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than thirty five (35), nor less than twenty (20), Business Days after the date the Company sends the related Fundamental Change Repurchase Notice pursuant to Section 9.01(d).

(b) The Fundamental Change Repurchase Price for any Note to be repurchased following a Fundamental Change is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change; provided, however, that if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such repurchase, to receive, on such Fundamental Change Repurchase Date, the unpaid interest that would have accrued on such Note to, but excluding, such Fundamental Change Repurchase Date (assuming, solely for these purposes, that such Note remained outstanding through such Fundamental Change Repurchase Date, if such Fundamental Change Repurchase Date is before such Interest Payment Date); and (ii) the Fundamental Change Repurchase Price will not include accrued and unpaid interest on such Note to, but excluding, such Fundamental Change Repurchase Date.

(c) Notwithstanding anything to the contrary above, if the principal amount of the Notes has been accelerated (other than as a result of the Company’s failure to pay the Fundamental Change Repurchase Price and any related interest described above on the Fundamental Change Repurchase Date) and such acceleration has not been rescinded on or before the Fundamental Change Repurchase Date for a Repurchase upon Fundamental Change , then (i) the Company shall not repurchase any Notes pursuant to this Section 9.01; and (ii) the Company will cause any Notes theretofore surrendered for such Repurchase upon Fundamental Change to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Notes in accordance with the Depositary Procedures).

(d) On or before the twentieth (20th) calendar day after the occurrence of a Fundamental Change, the Company will provide to each Holder (and to any beneficial owner of a Global Note, if required by applicable law), the Trustee and the Paying Agent a written notice of such Fundamental Change (a “Fundamental Change Repurchase Notice”).

Such Fundamental Change Repurchase Notice must state:

(i) briefly, the events causing such Fundamental Change;

(ii) the effective date of such Fundamental Change;

(iii) the procedures that a Holder must follow to require the Company to repurchase its Notes pursuant to this Section 9.01, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;

(iv) the Fundamental Change Repurchase Date for such Fundamental Change;

(v) the Fundamental Change Repurchase Price per $1,000 principal amount of Notes for such Fundamental Change (and, if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 9.01(b));

(vi) the name and address of the Paying Agent and the Exchange Agent;

(vii) the Exchange Rate in effect on the date of such Fundamental Change Repurchase Notice and a description and quantification of any adjustments to the Exchange Rate that may result from such Fundamental Change (including pursuant to Section 8.03);

(viii) that Notes for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price;

(ix) that Notes (or any portion thereof) that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be exchanged only if such Fundamental Change Repurchase Notice is withdrawn in accordance with the Indenture; and

(x) the CUSIP and ISIN numbers, if any, of the Notes.

Neither the failure to deliver a Fundamental Change Repurchase Notice nor any defect in a Fundamental Change Repurchase Notice will limit the Fundamental Change Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Repurchase Upon Fundamental Change.

(e) Procedures to Exercise the Fundamental Change Repurchase Right.

(i) To exercise its Fundamental Change Repurchase Right for a Note following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:

(A) before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such Note; and

(B) such Note, duly endorsed for transfer (if such Note is a Physical Note) or by book-entry transfer (if such Note is a Global Note).

The Paying Agent will promptly deliver to the Company a copy of each Fundamental Change Repurchase Notice that it receives.

(ii) Each Fundamental Change Repurchase Notice with respect to a Note must state:

(A) if such Note is a Physical Note, the certificate number of such Note;

(B) the principal amount of such Note to be repurchased, which must be an Authorized Denomination; and

(C) that such Holder is exercising its Fundamental Change Repurchase Right with respect to such principal amount of such Note;

provided, however, that if such Note is a Global Note, then such Fundamental Change Repurchase Notice must comply with the Depositary Procedures (and any such Fundamental Change Repurchase Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 9.01(e)).

(iii) Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to Note may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:

(A) if such Note is a Physical Note, the certificate number of such Note;

(B) the principal amount of such Note to be withdrawn, which must be an Authorized Denomination; and

(C) the principal amount of such Note, if any, that remains subject to such Fundamental Change Repurchase Notice, which must be an Authorized Denomination;

provided, however, that if such Note is a Global Note, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 9.01(e)).

Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will promptly deliver a copy of such withdrawal notice to the Company.

(f) Notwithstanding anything to the contrary in this Section 9.01, the Company will be deemed to satisfy its obligations under this Section 9.01 if one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase Notes otherwise required by this Section 9.01 in a manner that would have satisfied the requirements of this Section 9.01 if conducted directly by the Company.

(g) Notwithstanding anything to the contrary in this Section 9.01, the Company will not be required to send a Fundamental Change Repurchase Notice pursuant to Section 9.01(d), or offer to repurchase or repurchase any Notes pursuant to this Section 9.01, in connection with a Fundamental Change occurring pursuant to clause (c) (or a Fundamental Change occurring pursuant to clause (c) that also results in a Fundamental Change occurring pursuant to clause (b)) of the definition thereof, if (i) such Fundamental Change constitutes an Ordinary Share Change Event whose Reference Property consists solely of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the Notes become exchangeable, pursuant to Section 8.06 and, if applicable, Section 8.03, into solely such cash in an amount per Note that equals or exceeds the Fundamental Change Repurchase Price per Note (calculated assuming that the same includes accrued interest to, but excluding, the latest possible Fundamental Change Repurchase Date for such Fundamental Change); and (iii) the Company timely sends the notice relating to such Fundamental Change required pursuant to Section 8.01(b)(iv).

Section 9.02. Deposit of Fundamental Change Repurchase Price. The Company will cause the Fundamental Change Repurchase Price for a Note (or portion thereof) to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of (a) the applicable Fundamental Change Repurchase Date; and (b) the date (i) such Note is delivered to the Paying Agent (in the case of a Physical Note) or (ii) the Depositary Procedures relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such Note to be redeemed are complied with (in the case of a Global Note). For the avoidance of doubt, interest payable pursuant to the proviso to Section 9.01(b) on any Note to be repurchased pursuant to a Repurchase Upon Fundamental Change must be paid pursuant to such proviso regardless of whether such Note is delivered or such Depositary Procedures are complied with pursuant to the first sentence of this Section 9.02.

Section 9.03. Covenant to Comply with Applicable Laws Upon Repurchase of Notes. To the extent applicable, the Company will comply with all federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in the Indenture.

ARTICLE 10

REDEMPTION UPON A CHANGE IN TAX LAW

Section 10.01. Applicability of Article Eleven of the Base Indenture. For purposes of the Notes, this Article 10 shall replace in its entirety Article Eleven of the Base Indenture, and all references in the Base Indenture to Article Eleven thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 10 and the applicable provisions set forth in this Article 10, respectively.

Section 10.02. Redemption Upon a Change in Tax Law. No sinking fund shall be required for the Notes. The Notes shall not be redeemable by the Company prior to the Maturity Date except to the extent set forth in this Article 10. Prior to the Maturity Date, if the Company has, or on the next Interest Payment Date would, become obligated to pay to the Holder of any Note Additional Amounts as a result of any change or amendment on or after the date of this Supplemental Indenture in the laws or any rules or regulations of a Relevant Taxing Jurisdiction or any change on or after the date of this Supplemental Indenture in an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such Relevant Taxing Jurisdiction (including the enactment of any legislation and the formal announcement or publication of any judicial decision or regulatory or administrative interpretation or determination), then the Company may, at its option, redeem all (a “Redemption”), but not less than all, of the Notes, for cash at the Redemption Price.

Section 10.03. Notice of Redemption; Selection of Notes. (a) If the Company exercises its right to redeem all of the Notes pursuant to Section 10.02, it shall fix a date for redemption (each, a “Redemption Date”) and it shall send a notice of such Redemption (a “Redemption Notice”) not less than thirty (30) Scheduled Trading Days nor more than sixty (60) calendar days prior to the Redemption Date to each Holder of Notes so to be redeemed; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee at least five (5) Business Days prior to the date sent to Holders. The Redemption Date must be a Business Day.

(b) The Redemption Notice, if sent in the manner provided in the Indenture, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice by mail, electronic delivery or otherwise or any defect in the Redemption Notice to the Holder of any Note designated for redemption shall not affect the validity of the proceedings for the redemption of any other Note.

(c) Each Redemption Notice shall specify:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date (except as provided in the definition of Redemption Price with respect to a Redemption Date that falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date);

(iv) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v) that Holders may surrender their Notes for exchange at any time prior to the Close of Business on the Scheduled Trading Day immediately preceding the Redemption Date;

(vi) the procedures an exchanging Holder must follow to exchange its Notes and the Settlement Method and Specified Dollar Amount, if applicable;

(vii) the Exchange Rate and, if applicable, the number of Additional Shares added to the Exchange Rate in accordance with Section 8.03; and

(viii) the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes.

A Redemption Notice shall be irrevocable and will not be subject to conditions, and outstanding Notes will become due and payable at the Redemption Price on the Redemption Date.

(d) If fewer than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed (in Authorized Denominations) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate and in each case subject to requirements of applicable law and of the applicable Depositary. If any Note selected for redemption is submitted for exchange after such selection, the portion of the Note submitted for exchange shall be deemed (so far as may be possible) to be the portion selected for redemption.

Section 10.04. Payment of Notes Called for Redemption. (a) If any Redemption Notice has been given in respect of the Notes in accordance with Section 10.03, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price, except as provided in the definition of Redemption Price with respect to a Redemption Date that falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

Section 10.05. Restrictions on Redemption. Notwithstanding anything to the contrary in the Indenture or the Notes, the Company may not redeem any Notes if the principal amount of the Notes has been accelerated (other than as a result of failure to pay the Redemption Price and any related interest as provided in this Article 10) and such acceleration has not been rescinded on or before the related Redemption Date.

ARTICLE 11

GUARANTEES

Section 11.01. Applicability of Article Fourteen of the Base Indenture. For purposes of the Notes, this Article 11 shall replace in its entirety Article Fourteen of the Base Indenture, and all references in the Base Indenture to Article Fourteen thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 11 and the applicable provisions set forth in this Article 11, respectively.

Section 11.02. Guarantees.

(a) By its execution of this Supplemental Indenture (or any amended or supplemental indenture pursuant to Section 6.01), each Guarantor acknowledges and agrees that it receives substantial benefits from the Company and that such Guarantor is providing its Guarantee for good and valuable consideration, including such substantial benefits. Subject to this Article 11, each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity or enforceability of the Indenture, the Notes or the obligations of the Company under the Indenture or the Notes, that:

(i) the principal of, any interest on, and any Exchange Consideration for, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, on a Fundamental Change Repurchase Date, upon Redemption or otherwise, and interest on the overdue principal of, any interest on, or any Exchange Consideration for, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee under the Indenture or the Notes, will be promptly paid or delivered in full or performed, as applicable, in each case in accordance with the Indenture and the Notes; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, on a Fundamental Change Repurchase Date , upon Redemption or otherwise,

(collectively, the “Guaranteed Obligations”), in each case subject to Section 11.03.

Upon the failure of any payment when due of any amount so guaranteed, and upon the failure of any performance so guaranteed, for whatever reason, the Guarantors will be jointly and severally obligated to pay or perform, as applicable, the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) Each Guarantor agrees that its Guarantee of the Guaranteed Obligations is unconditional, regardless of the validity or enforceability of the Indenture, the Notes or the obligations of the Company under the Indenture or the Notes, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions of the Indenture or the Notes, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Indenture and the Notes.

(c) If any Holder or the Trustee is required by any court or otherwise to return, to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantors, any amount paid by the Company or the Guarantors to such Holder or the Trustee, then each Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed by it under a Guarantee until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 5, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations; and (ii) if any Guaranteed Obligations are accelerated pursuant to Article 5, then such Guaranteed Obligations will, whether or not due and payable, immediately become due and payable by the Guarantors. Each Guarantor will have the right to seek contribution from any non-paying Guarantor, but only if the exercise of such right does not impair the rights of the Holders under any Guarantee.

Section 11.03. Limitation on Guarantor Liability.

Each Guarantor, and, by its acceptance of any Note, each Holder, confirms that each Guarantor and the Holders intend that the Guarantee of each Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. Each of the Trustee, the Holders and each Guarantor irrevocably agrees that the obligations of each Guarantor under its Guarantee will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance. Notwithstanding anything to the contrary in this Article 11, the Guarantee of the Parent will not cover the Company’s obligation to pay-up or procure the payment-up of the Ordinary Shares to at least their nominal value upon exchange of any Note.

Section 11.04. Execution and Delivery of Guarantee.

The execution by each Guarantor of this Supplemental Indenture (or an amended or supplemental indenture pursuant to Section 6.01) evidences the Guarantee of such Guarantor, and the delivery of any Note by the Trustee after its authentication constitutes due delivery of each Guarantee on behalf of each Guarantor. A Guarantee’s validity will not be affected by the failure of any officer of a Guarantor executing the Indenture or any such amended or supplemental indenture on such Guarantor’s behalf to hold, at the time any Note is authenticated, the same or any other office at such Guarantor, and each Guarantee will be valid and enforceable even if no notation, certificate or other instrument is set upon or attached to, or otherwise executed and delivered to the Holder of, any Note.

ARTICLE 12

MISCELLANEOUS PROVISIONS

Section 12.01. Certificated Notes. For purposes of the Notes, the ninth paragraph of Section 3.5 of the Base Indenture shall be deemed to be replaced in its entirety with the following: “Unless the Company agrees otherwise, Physical Notes will be issued and delivered to, and registered in the name of, each person that the Depositary identifies as a beneficial owner of the related Notes only if (a) the Depositary notifies the Company at any time that it is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary is not appointed within ninety (90) days; (b) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed within ninety (90) days; or (c) an Event of Default with respect to the Notes has occurred and is continuing and the Depositary requests that the Notes be issued in physical, certificated form. Any Global Note that is exchangeable pursuant to the preceding sentence shall be exchangeable for Physical Notes registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Note with like tenor and terms.”

Section 12.02. Provisions Binding on Successors. All the covenants, stipulations, promises and agreements of the Company or any Guarantor contained in the Indenture shall bind its successors and assigns whether so expressed or not.

Section 12.03. Governing Law; Jurisdiction. THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE COMPANY AND THE GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, NEW YORK IN ANY SUIT, ACTION OR PROCEEDING BASED ON OR ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR ANY NOTES AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH SUIT OR PROCEEDING MAY BE DETERMINED IN ANY SUCH COURT.

Section 12.04. Legal Holidays. If the Maturity Date or any Interest Payment Date falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay. For purposes of the Notes, this Section 12.04 shall replace in its entirety Section 1.14 of the Base Indenture, and any reference in the Base Indenture to Section 1.14 thereof shall be deemed to refer instead to this Section 12.04.

Section 12.05. No Security Interest Created. Nothing in the Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 12.06. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.07. Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile transmission or PDF format shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or in PDF format shall be deemed to be their original signatures for all purposes.

Section 12.08. Severability. In the event any provision of this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 12.09. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.10. Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, accrued interest payable on the Notes and the Exchange Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and Exchange Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company.

Section 12.11. USA PATRIOT Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agrees to provide to the Trustee, upon its request from time to time, such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

Section 12.12. The Trustee. In entering into and performing in accordance with this Supplemental Indenture, the Trustee (in each of its representative capacities, including as Exchange Agent) shall have all of the rights, benefits, protections and immunities afforded to it under the Base Indenture, in addition to the rights, benefits, protections and immunities afforded to it hereunder.

Section 12.13. No Personal Liability of Directors, Officers, Employees, Shareholders and Stockholders.

None of the Company’s or any Guarantor’s past, present or future directors, officers, employees, shareholders or stockholders, as such, will have any liability for any of the Company’s or any Guarantor’s obligations under the Indenture, the Notes or the Guarantees or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the Notes.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

WEATHERFORD INTERNATIONAL LTD., as Issuer

By:	/s/ Mark M. Rothleitner
Name: Mark M. Rothleitner
Title: Vice President & Treasurer

WEATHERFORD INTERNATIONAL PLC, as Guarantor

By:	/s/ Mark M. Rothleitner
Name: Mark M. Rothleitner
Title: Vice President & Treasurer

WEATHERFORD INTERNATIONAL, LLC, as Guarantor

By:	/s/ Mark M. Rothleitner
Name: Mark M. Rothleitner
Title: Vice President & Treasurer

[Signature Page to Ninth Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	Deutsche Bank National Trust Company

By:	/s/ Irina Golovashchuk
Name: Irina Golovashchuk
Title: Vice President

By:	/s/ Jeffrey Schoenfeld
Name: Jeffrey Schoenfeld
Title: Vice President

[Signature Page to Ninth Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE HEREINAFTER REFERRED TO.

Weatherford International Ltd.

5.875% Exchangeable Senior Note due 2021

No. [ ] CUSIP No. [ ]	[Initially][1] $[ ] ISIN No. [ ]

Weatherford International Ltd., a Bermuda exempted company (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [            ]3, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of $[            ]]5, in accordance with the rules and procedures of the Depositary, on July 1, 2021, and interest thereon as set forth below.

This Note shall bear interest at the rate of 5.875% per year from [    ], or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until July 1, 2021. Interest is payable semi-annually in arrears on each July 1 and January 1, commencing on January 1, 2017, to Holders of record at the Close of Business on the preceding June 15 and December 15 (whether or not such day is a Business Day), respectively. Special Interest will be payable as set forth in the within-mentioned Supplemental Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Special Interest if, in such context, Special Interest is, was or would be payable pursuant to the Indenture, and any express mention of the payment of Special Interest in any provision therein shall not be construed as excluding Special Interest in those provisions thereof where such express mention is not made.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth herein.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

[1]	Include if a global note.
[2]	Include if a Global Note.
[3]	Include if a Physical Note.
[4]	Include if a Global Note.
[5]	Include if a Physical Note.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

WEATHERFORD INTERNATIONAL LTD.

By:
Name: Title:

Dated: [ ]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee,

hereby certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

[FORM OF REVERSE OF NOTE]

Weatherford International Ltd.

5.875% Exchangeable Senior Note due 2021

This Note is one of a duly authorized issue of Notes of the Company, designated as its 5.875% Exchangeable Senior Notes due 2021 (the “Notes”), issued under and pursuant to an Indenture (the “Base Indenture”), dated as of October 1, 2003, among the Company, Weatherford International, Inc. and Deutsche Bank Trust Company Americas, a national banking association, as trustee (the “Trustee”), as heretofore amended and supplemented, including by that certain Ninth Supplemental Indenture, dated as of June 7, 2016, among the Company, the Guarantors named therein and the Trustee (the “Supplemental Indenture”; the Base Indenture, as so amended and supplemented, and as it may be further amended or supplemented from time to time with respect to the Notes, the “Indenture”), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

The Company’s obligations under the Indenture and the Notes are fully and unconditionally guaranteed by the Guarantors as provided in Article 11 of the Supplemental Indenture.

If a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) for cash in the manner, and subject to the terms, set forth in Article 9 of the Supplemental Indenture.

The Company will have the right to redeem the Notes for cash in the manner, and subject to the terms, set forth in Article 10 of the Supplemental Indenture.

The Holder of this Note may exchange this Note into Exchange Consideration in the manner, and subject to the terms, set forth in Article 8 of the Supplemental Indenture.

If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article 5 of the Supplemental Indenture.

The Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes or waive compliance with any provision of the Indenture or the Notes in the manner, and subject to the terms, set forth in Article 6 of the Supplemental Indenture.

No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

None of the Company’s or any Guarantor’s past, present or future directors, officers, employees, shareholders or stockholders, as such, will have any liability for any of the Company’s or any Guarantor’s obligations under the Indenture, the Notes or the Guarantees or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the Notes.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	=	as tenants in common

UNIF GIFT MIN ACT	=	Uniform Gifts to Minors Act

CUST	=	Custodian

TEN ENT	=	as tenants by the entireties

JT TEN	=	joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A6

SCHEDULE OF EXCHANGES OF NOTES

Weatherford International Ltd.

5.875% Exchangeable Senior Notes due 2021

The initial principal amount of this Global Note is [    ] Dollars ($[        ]). The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized Signatory of Trustee

[6]	Include if a Global Note.

ATTACHMENT 1

[FORM OF NOTICE OF EXCHANGE]

To: Weatherford International Ltd.

The undersigned registered owner of this Note hereby exercises the option to exchange this Note, or the portion hereof (that is in an Authorized Denomination) below designated, into the consideration due thereupon in accordance with the terms of the Indenture referred to in this Note, and directs that such consideration, and any Notes representing any un-exchanged principal amount hereof, be issued or delivered, as the case may be, to the registered Holder hereof unless a different name has been indicated below. If any Ordinary Shares or any portion of this Note not exchanged are to be issued in the name of a person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 8.02(e) and Section 8.02(f) of the Supplemental Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Ordinary Shares are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be exchanged (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Weatherford International Ltd.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Weatherford International Ltd. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date, in accordance with the Indenture referred to in this Note, and hereby requests and instructs the Company to pay the Fundamental Change Repurchase Price to the registered holder hereof in accordance with Section 9.01 of the Supplemental Indenture referred to in this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.